Exhibit 3.1

The Companies Acts

Public Company Limited by Shares

ARTICLES OF ASSOCIATION

Of

KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC

(Adopted by special resolution passed on 27 June 2024)

TABLE OF CONTENTS

DEFINITIONS AND INTERPRETATION		1
1.	Definitions and interpretation	1
2.	Limited liability	5
3.	Exclusion of the Model Articles and Statutes	5
4.	Form of resolutions	5
SHARE CAPITAL		6
5.	Rights attached to Shares	6
6.	Issue of Shares	8
7.	Redeemable shares	9
8.	Redeemable Preference Shares	9
9.	Payment of commissions	11
10.	Trusts not recognised	11
11.	Variation of rights	11
12.	Matters not constituting a variation of rights	12
CERTIFICATES		12
13.	Certificates	12
14.	Execution of certificates	13
15.	Replacement certificates	13
16.	Uncertificated Shares	13
LIEN		15
17.	Company’s lien	15
18.	Enforcing lien by sale after notice	15
19.	Manner of sale	15
20.	Application of sale proceeds	15
CALLS ON SHARES		15
21.	Calls	15
22.	Time of call	16
23.	Joint holders and their liability	16
24.	Interest	16
25.	Sums due on allotment or by way of instrument treated as calls	16
26.	Power to differentiate	16
27.	Advance payment of calls	16
FORFEITURE OF SHARES		17
28.	Notice if call not paid	17
29.	Forfeiture if notice not complied with	17
30.	Notice of forfeiture	17

(i)

31.	Sale of forfeited Share	17
32.	Arrears to be paid notwithstanding forfeiture	18
33.	Statutory declaration and validity of sale	18
UNTRACED MEMBERS		18
34.	Power to sell Shares of untraced members	18
35.	Manner of sale and creation of debt in respect of net proceeds	19
TRANSFER OF SHARES		19
36.	Form and Execution of Transfer	19
37.	Right to refuse registration	20
38.	Notice of refusal	20
39.	No Fee for Registration	20
40.	Retention of Documents	21
TRANSMISSION OF SHARES		21
41.	Transmission on death	21
42.	Election by person entitled by transmission	21
43.	Rights in respect of the Share	21
44.	Transmission of Uncertificated Shares	21
ALTERATION OF CAPITAL		22
45.	Increase, consolidation, sub-division and cancellation	22
46.	Fractions	22
47.	Reduction of capital	22
PURCHASE OF OWN SHARES		22
48.	Purchase of own Shares	22
GENERAL MEETINGS		23
49.	Annual General Meetings	23
50.	Convening general meetings	23
NOTICE OF GENERAL MEETINGS		23
51.	Length of notice period	23
52.	Contents of notices	24
53.	Omission or non-receipt of notice	24
54.	Change of date, time or place of meeting	24
PROCEEDINGS AT GENERAL MEETINGS		25
55.	Quorum	25
56.	Procedure if quorum not present	25
57.	Chairperson of general meeting	25
58.	Directors’ right to attend and speak	26
59.	Meeting at more than one place and/or In a series of rooms	26

(ii)

60.	Participation in meetings by electronic facliities	27
61.	Security arrangements	27
62.	Adjournments	28
VOTES OF MEMBERS		28
63.	Method of voting	28
64.	Votes of members	29
65.	Votes of joint holders	29
66.	Votes of member suffering incapacity	29
67.	No right to vote where sums overdue on Shares	29
68.	Votes on a poll	30
69.	Right to withdraw demand for a poll	30
70.	Procedure ON A poll	30
71.	When poll to be taken	30
72.	Continuance of other business after poll demanded	30
73.	Proposal or amendment of resolution	30
74.	Amendment of resolution ruled out of order	31
75.	Objections or errors in voting	31
76.	Suspension of rights for non-disclosure of Interest	31
PROXIES		34
77.	Execution of an appointment of proxy	34
78.	Times for deposit of an appointment of proxy	34
79.	Form of appointment of proxy	35
80.	Validity of proxy	36
81.	Maximum validity of proxy	36
82.	Corporate Representatives	36
DIRECTORS		37
83.	Number of Directors	37
84.	No shareholding qualification for Directors	37
REMUNERATION OF DIRECTORS		37
85.	Expenses	37
86.	Extra remuneration	37
ALTERNATE DIRECTORS		38
87.	Appointment, removal and resignation	38
88.	Alternate to be responsible for his own acts and remuneration of alternate	38
EXECUTIVE DIRECTORS		39
89.	Executive Directors	39
POWERS AND DUTIES OF DIRECTORS		39

(iii)

90.	General powers of the Company vested In the Board	39
DELEGATION OF DIRECTORS’ POWERS		39
91.	Agents	39
92.	Delegation to Individual Directors	40
93.	Delegation to committees	40
SPECIFIC POWERS		41
94.	Provision for employees	41
95.	The Company’s name	41
96.	Borrowing Powers	41
APPOINTMENT AND REMOVAL OF DIRECTORS		41
97.	Classes of Directors	41
98.	Eligibility for appointment as a Director	41
99.	Power of the Company to appoint Directors	42
100.	Power of the Board to appoint Directors	42
101.	Term of Office and Retirement of Directors	42
102.	Position of Retiring Directors	42
103.	Vacation of office by Directors	42
DIRECTORS’ INTERESTS		43
104.	Transactions between a Director and the Company or a company in which the Company is interested	43
105.	Conflicts of interest requiring Board authorisation	46
DIRECTORS’ GRATUITIES AND PENSIONS		47
106.	Directors’ gratuities and pensions	47
PROCEEDINGS OF THE BOARD		48
107.	Board meetings	48
108.	Notice of Board meetings	48
109.	Voting	48
110.	Quorum	48
111.	Board vacancies below minimum number	48
112.	Appointment of chairperson	48
113.	Competence of the Board	49
114.	Participation in meetings by telephone	49
115.	Written resolutions	49
116.	Company books	49
117.	Validity of acts of the Board or a committee	49
COMPANY SECRETARY		50
118.	Appointment and removal of Company Secretary	50

(iv)

THE SEAL		50
119.	Use of seal	50
DIVIDENDS		50
120.	Company may declare dividends	50
121.	Board may pay interim dividends and fixed dividends	50
122.	Calculation and currency of dividends	51
123.	Waiver of dividends	51
124.	Non-cash dividends	51
125.	Right to deduct a mounts due on Shares from dividends	51
126.	No interest on dividends	52
127.	Payment procedure	52
128.	Receipt by Joint holders	53
129.	Where payment of dividends need not be made	53
130.	Unclaimed dividends	53
CAPITALISATION OF PROFITS		53
131.	Capitalisation of profits	53
AUTHENTICATION OF DOCUMENTS		54
132.	Authentication of documents	54
RECORD DATES		55
133.	Power to choose record date	55
ACCOUNTS AND OTHER RECORDS		55
134.	Records to be kept	55
135.	Copy of accounts to be sent to members	55
136.	Inspection of records	55
137.	Destruction of documents	56
COMMUNICATIONS		56
138.	Form of communications	56
139.	Communication with joint holders	57
140.	Communication with overseas members	57
141.	Communication with person entitled by transmission	58
142.	When notice deemed served	58
143.	Record date	59
144.	Loss of entitlement to receive communications	59
WINDING-UP		59
145.	Distribution in kind	59
INDEMNITY		59
146.	Indemnity and provision of funds	59

(v)

147.	Power to insure	60
MANDATORY OFFER PROVISIONS		60
148.	Mandatory Offer	60

(vi)

Registered No.

The Companies Acts

Public Company Limited by Shares

ARTICLES OF ASSOCIATION

of

KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC

(Adopted on incorporation on 9 April 2024)

DEFINITIONS AND INTERPRETATION

1.	Definitions and interpretation

1.1	In these Articles, the following words and expressions have the meanings indicated below:

“A Ordinary Shares” means the A ordinary shares of USD$0.000273235 each in the share capital of the Company;

“A1 Ordinary Shares” means the A1 ordinary shares of USD$0.000273235 each in the share capital of the Company;

“Acting in Concert” has the meaning given to it in the City Code on Takeovers and Mergers for the time being;

“Articles” means these articles of association as originally adopted or as altered from time to time (including provisions treated as provisions of the Company’s articles by virtue of section 28 of the Companies Act 2006) and the term “Article” shall be construed accordingly;

“Auditors” means the auditors of the Company for the time being or, in the case of joint auditors, any one of them;

“B Ordinary Shares” means the B ordinary shares of USD$0.000273235 each in the share capital of the Company;

“B1 Ordinary Shares” means the B1 ordinary shares of USD$0.000273235 each in the share capital of the Company;

“Board” means the board of Directors from time to time of the Company or those Directors present at a duly convened meeting of the Directors at which a quorum is present;

“Certificated Shares” means a Share which is not an Uncertificated Share and references in these Articles to a Share being held in certificated form shall be construed accordingly;

“clear days” means in relation to the period of a notice, that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

“Company” means Kiniksa Pharmaceuticals International, plc;

“Constitution” means the Company’s constitution within the meaning of section 17 of the Companies Act 2006;

“Depositary” means any depositary, clearing agency, custodian, nominee or similar entity authorised under arrangements entered into by the Company, or otherwise approved by the Board that holds legal title to Shares for the purposes of facilitating beneficial ownership of such Shares (or the transfer thereof) by other persons, and may include a person that holds, or is interested directly or indirectly, including through a nominee in shares or rights or interests in respect thereof, and that issues certificates, instruments, securities or other documents of title, or maintains accounts evidencing or recording the entitlement of the holders thereof, or account holders to or to receive such shares, rights or interests and shall include, where so approved by the Board the trustees (acting in their capacity as such) of any employees’ share scheme established by the Company, including for the avoidance of doubt DTC;

“DTC” means The Depository Trust Company and any affiliate or nominee therefor, including Cede & Co. and any successors thereto;

“Director” means a director for the time being of the Company;

“Equity Shares” means the A Ordinary Shares, the A1 Ordinary Shares, the B Ordinary Shares, the B1 Ordinary Shares, and any other class of equity securities in issue at the relevant time (but, for the avoidance of doubt, excluding the Preference Shares);

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules thereunder;

“Family Member” means in respect of any natural person, the spouse, parents, grandparents, lineal descendants, siblings and lineal descendants of siblings of the relevant person;

“Group” means the Company and its subsidiary undertakings for the time being and references to a “Group Member” shall be construed accordingly;

“holder” in relation to Shares, means the member whose name is entered in the Register as the holder of the Shares (but, to the extent that these Articles would otherwise conflict with the Statutes, not including the Company itself in relation to Shares held as treasury shares);

“member” means a member of the Company (but, to the extent that these Articles would otherwise conflict with the Statutes, not including the Company itself in relation to Shares held as treasury shares);

“Member of the Same Group” in relation to an undertaking (“Undertaking”), means any parent undertaking of that Undertaking for the time being and any undertaking which, in relation to the Undertaking and/or any such parent undertaking, is a subsidiary undertaking for the time being;

“Model Articles” means the Companies (Model Articles) Regulations 2008 (SI 2008/3229);

“Nasdaq” means the Nasdaq Stock Market LLC (Global Select Market);

“Office” means the registered office of the Company;

“Operator” means the Depository Trust Company (‘DTC’) and/or Computershare Trust Company N.A. and/or Computershare Investor Services plc (as applicable) or such other person as may for the time being approved by HM Treasury as Operator under Uncertificated Securities Rules;

“Ordinary Shares” means the ordinary shares of £0.01 each in the share capital of the Company;

“paid up” means paid up or credited as paid up;

“Participating Class” means a class of Shares title to which is permitted by the Operator to be transferred by means of a Relevant System;

“person entitled by transmission” means a person entitled to a Share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law and whose name is entered in the Register in respect of the Share;

“Permitted Entity” means with respect to a member: (a) Permitted Trust solely for the benefit of (i) such member, (ii) one or more Family Members of such member and/or (iii) any other Permitted Entity of such member; or (b) any general partnership, limited partnership, limited liability company, corporation or other entity exclusively owned by (i) such member, (ii) one or more Family Members of such member and/or (iii) any other Permitted Entity of such member;

“Permitted Transfer” means any transfer of a B Ordinary Share and/or B1 Ordinary Share by:

(a)	a Qualified Shareholder to: (i) a Family Member of that Qualified Shareholder; (ii) the shareholders, members, partners or other equity holders of such Qualified Shareholder; or (iii) any other Permitted Entity of such Qualified Shareholder;

(b)	a Permitted Entity of a Qualified Shareholder to: (i) such Qualified Shareholder or one or more Family Members of such Qualified Shareholder; or (ii) any other Permitted Entity of such Qualified Shareholder;

and any person to whom B Ordinary Shares or B1 Ordinary Shares are transferred pursuant to these Articles shall be referred to as “Permitted Transferees”;

“Permitted Trust” means a bona fide trust where each trustee is (a) a holder of B Ordinary Shares or B1 Ordinary Shares, (b) a Family Member or (c) a professional in the business of providing trustee services, including private professional fiduciaries, trust companies and bank trust departments;

“Preference Shares” means the redeemable preference shares of £1.00 each in the share capital of the Company;

“Principal Place” has the meaning given to it in Article 59.1;

“Qualified Shareholder” means (a) the registered holder of a B Ordinary Share; (b) the initial registered holder of any B Ordinary Shares that are originally issued by the Company pursuant to the exercise or conversion of options, warrants or other equity awards for B Ordinary Shares; (c) any natural person who transfers B Ordinary Shares or equity award therefor (including any option or warrant exercisable or convertible into B Ordinary Shares) to a Permitted Entity that is or becomes a Qualified Shareholder; and (d) a Permitted Transferee;

“Recognised Investment Exchange” has the meaning given to it in section 285(1) of the Financial Services and Markets Act 2000;

“Register” means the register of members of the Company;

“Relevant System” means a computer-based system which allows units of securities without written instruments to be transferred and endorsed pursuant to the Uncertificated Securities Rules;

“Seal” means the common seal of the Company or any official seal kept by the Company pursuant to the Statutes;

“Secretary” means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary and any person appointed to perform the duties of secretary temporarily or in any particular case;

“Shares” means any share of any class in the capital of the Company;

“Statutes” means every statute (including any statutory instrument, order, regulation or subordinate legislation made under it) concerning companies that are incorporated in England and Wales to the extent that it is for the time being in force or (where the context requires) was in force at a particular time, including the Companies Act 2006;

“Uncertificated Securities Rules” means any provision of the Statutes relating to the holding, evidencing of title to, or transfer of Uncertificated Shares and any legislation, rules or other arrangements made under or by virtue of such provision;

“Uncertificated Share” means a Share of a class which is at the relevant time a Participating Class, title to which is recorded on the Register as being held in uncertificated form and references in these Articles to a Share being held in uncertificated form shall be construed accordingly; and

“United Kingdom” means Great Britain and Northern Ireland.

1.2	The expression “debenture” includes “debenture stock”.

1.3	References to writing include any method of reproducing or representing words, symbols or other information in such form (including in electronic form or by making it available on a website) that it can be read or seen with the naked eye and a copy of it can be retained.

1.4	References to the execution of a document (including where execution is implied, such as in the giving of a written consent) include references to its being executed under hand or under seal or by any other method, and, in relation to anything sent or supplied in electronic form, include references to its being executed by such means and incorporating such information as the Board may from time to time stipulate for the purpose of establishing its authenticity and integrity.

1.5	Unless the context otherwise requires, any words or expressions defined in the provisions of the Companies Act 2006 that are in force at the relevant time, bear those meanings in these Articles (but as if the definitions contemplated their use in these Articles as well as in the relevant legislation), except that the word “company” shall include any body corporate.

1.6	Except where the contrary is stated or the context otherwise requires, any reference to a statute or statutory provision includes any order, regulation, instrument or other subordinate legislation made under it for the time being in force, and any reference to a statute, statutory provision, order, regulation, instrument or other subordinate legislation includes any amendment, extension, consolidation, re-enactment or replacement of it for the time being in force.

1.7	Words importing the singular number only include the plural and vice versa. Words importing the masculine gender include the feminine and neuter gender. Words importing persons include corporations.

1.8	References to a meeting shall not be taken as requiring more than one person to be present if any quorum requirement can be satisfied by one person.

1.9	Headings are inserted for convenience only and shall not affect the constitution of these Articles.

2.	Limited liability

The liability of the members is limited to the amount, if any, unpaid on the Shares held by them.

3.	Exclusion of the Model Articles and Statutes

Neither the Model Articles or any other of the Statutes shall apply as regulations or articles of the Company.

4.	Form of resolutions

A special resolution shall be effective for any purpose for which an ordinary resolution is expressed to be required under the Statutes or these Articles.

SHARE CAPITAL

5.	Rights attached to Shares

5.1	Subject to the Statutes and without prejudice to any rights attached to any existing Shares, any Share may be allotted or issued with nominal value in any currency and with such rights or restrictions as the Board may determine.

5.2	The Equity Shares shall rank pari passu in all respects including in terms of income, dividends and return on capital (including a winding up) unless specified to the contrary in these Articles.

5.3	The Equity Shares shall carry the following voting rights:

5.3.1	the holders of the A Ordinary Shares are entitled to notice of and to attend all general meetings of the Company and to one (1) vote for each A Ordinary Share held at all general meetings of the Company subject to Article 5.3.3;

5.3.2	the holders of the B Ordinary Shares are entitled to notice of and to attend all general meetings of the Company and to ten (10) votes for each B Ordinary Share held at all general meetings of the Company subject to Article 5.3.3; and

5.3.3	the holders of the A1 Ordinary Shares, B1 Ordinary Shares and Preference Shares are entitled to receive notice of all general meetings and attend and speak at any general meeting, but will not be entitled to vote at any general meeting in their capacity as holder of such Shares.

5.4	The Equity Shares will carry the following conversion rights (in such manner as is permitted by the Statutes):

5.4.1	The Ordinary Shares, A Ordinary Shares and Preference Shares are non-convertible.

5.4.2	Subject to Articles 5.4.3 and 5.4.7, each A1 Ordinary Share shall, at the option of the holder, be converted into and shall become (in such manner as is permitted by the Statutes) one fully paid A Ordinary Share by serving written notice on the Company of such holder’s election to convert such Shares.

5.4.3	No holder of such A1 Ordinary Share(s) shall be entitled to convert any A1 Ordinary Shares pursuant to Article 5.4.2 if, immediately prior to or following conversion (or portion of such conversion thereof) the holder, together with its affiliates and any member of a Section 13(d) of the Exchange Act group, beneficially owns or would beneficially own, as determined in accordance with Section 13(d) of the Exchange Act, more than 4.99% (the “Beneficial Ownership Limitation”) of the issued and outstanding A Ordinary Shares or any other class of equity security (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act, which Beneficial Ownership Limitation may be increased, decreased or such limitation waived at such holder’s election upon sixty-one (61) days’ written notice to the Company.

5.4.4	Each B Ordinary Share shall:

(a)	automatically, without further action by the holder thereof, be converted into and shall become (in such manner as is permitted by the Statutes) one fully paid A Ordinary Share upon the occurrence of a transfer, other than a Permitted Transfer, of such B Ordinary Share; or

(b)	subject to Article 5.4.7, at the option of the holder by serving written notice on the Company (a “B Conversion Notice”), be converted into and shall become (in such manner as is permitted by the Statutes) either (at the election of the holder):

(i)	one fully paid B1 Ordinary Share; or

(ii)	one fully paid A Ordinary Share,

at the election of such shareholder and as stated in the B Conversion Notice.

5.4.5	Each B1 Ordinary Share shall:

(a)	automatically, without further action by the holder thereof, be converted into and shall become (in such manner as is permitted by the Statutes) one fully paid A Ordinary Share upon the occurrence of a transfer, other than a Permitted Transfer, of such B1 Ordinary Share; or

(b)	subject to Articles 5.4.6 and 5.4.7, at the option of the holder by serving written notice on the Company (a “B1 Conversion Notice”), be converted into and shall become (in such manner as is permitted by the Statutes) either (at the election of the holder):

(i)	one fully paid B Ordinary Share; or

(ii)	one fully paid A Ordinary Share,

at the election of such shareholder and as stated in the B1 Conversion Notice.

5.4.6	No holder of B1 Ordinary Shares shall be entitled to convert any B1 Ordinary Shares pursuant to Article 5.4.5 if, immediately prior to or following such conversion (or portion of such conversion thereof) the Beneficial Ownership Limitation would apply, provided that such Beneficial Ownership Limitation may be increased, decreased or waived at such holder’s election upon sixty-one (61) days’ written notice to the Company.

5.4.7	The right of a shareholder to convert any Equity Shares pursuant to Articles 5.4.2, 5.4.4 or 5.4.5 shall be conditional on the delivery to the Company of such holder’s outstanding share certificate(s) relating to the Equity Shares to be converted (as stated in the relevant conversion notice).

5.4.8	The Company shall, as soon as practicable after a conversion event set out in this Article 5.4 (and in any event, within three trading days), update the Register and issue a certificate for the relevant Shares in accordance with Article 13. Any conversion pursuant to Articles 5.4.2, 5.4.4 or 5.4.5 shall be deemed to have been made immediately prior to the close of business on the date of the written notice electing to convert such Shares and the surrender of the relevant share certificate.

6.	Issue of Shares

6.1	Subject to the Statutes and without prejudice to any rights attached to any existing Shares, any Share may be issued with such rights or restrictions as the Company may by ordinary resolution determine (or, in the absence of any such determination or in so far as such ordinary resolution does not make specific provision, as the Board may determine).

6.2	The Directors are generally and unconditionally authorised, under section 551 of the Companies Act 2006, to exercise for each prescribed period all the powers of the Company to allot equity securities to such persons, at such times and upon such terms as the Board may decide, up to an aggregate nominal amount equal to the Section 551 Amount.

6.3	In accordance with and within the terms of the above authority or otherwise in accordance with section 570 of the Companies Act 2006, the Directors may allot equity securities during a prescribed period wholly for cash:

6.3.1	in connection with a rights issue, subject to section 561 of the Companies Act 2006; and

6.3.2	up to an aggregate nominal amount equal to the Section 561 Amount, otherwise than in connection with a rights issue, as if section 561 of the Companies Act 2006 did not apply.

6.4	The Directors may during the prescribed period make offers or agreements which require equity securities to be allotted after the period expires and they may allot the securities in accordance with the offers or agreements as if the prescribed period had not expired.

6.5	For a period of 15 months from the date of adoption of these Articles, and subject to the provisions of the Companies Act 2006, the Board may offer, allot, issue, grant options or rights over Shares up to an aggregate nominal amount of 10% of the issued share capital of the Company and as if section 561 of the Companies Act 2006 did not apply or otherwise dispose of them to such persons at such times and for such consideration and upon such terms as the Board may determine.

6.6	For the purposes of this Article 6:

6.6.1	“rights issue” means an offer of equity securities in favour of holders of Shares where the equity securities respectively attributable to the interests of all holders of Shares are proportionate (as nearly as may be) to the number of Shares held by them, but subject to such exclusions or other arrangements as the Directors consider to be necessary or expedient with fractional entitlements (subject to Article 48 of these Articles), legal, regulatory or practical problems in, or under the laws of any territory or the requirements of a regulatory body or stock exchange or any other matter;

6.6.2	“prescribed” means:

(a)	for the purposes of the authority conferred by Article 6.2, the period (not being more than 5 years on any occasion) for which the authority is given by a resolution stating the Section 551 Amount for that period; or

(b)	for the purposes of the power conferred by Article 6.3, the period (not being more than 5 years on any occasion) for which the power is given by a resolution stating the Section 561 Amount for that period;

6.6.3	“Section 551 Amount” and “Section 561 Amount” for any prescribed period are respectively the amounts stated in the appropriate resolution for that prescribed period; and

6.6.4	“equity securities” has the meaning stated in section 560 of the Companies Act 2006.

7.	Redeemable shares

7.1	Subject to the Statutes and without prejudice to any rights attached to any existing Shares, Shares may be issued which are to be redeemed or which are liable to be redeemed at the option of the Company or of the holder.

7.2	Any such redemption may be on such terms and in such manner as may be provided for by these Articles.

7.3	Any such redemption may be on such terms and in such manner as the Company may by ordinary resolution determine or, in the absence of any such determination or in so far as such ordinary resolution does not make specific provision, as the Board may determine.

8.	Redeemable Preference Shares

8.1	The rights and restrictions attaching to the Preference Shares are as set out in this Article 8. For the purposes of this Article 8 and the rights and restrictions attaching to the Preference Shares:

8.1.1	“Other Shares” means any Share that is not a Preference Share, and “Other Shares” shall be construed accordingly; and

8.1.2	“Share Capital Requirement” means the minimum nominal value of such share capital that a public company is required to maintain from time to time pursuant to the Statutes.

8.2	Subject to Article 8.4 the Preference Shares shall have no right to receive any dividend or other distribution whether or capital or income.

8.3	The Preference Shares shall confer no right on the holders of Preference Shares to receive notice of, or to attend or vote at, any general meeting of the Company but shall confer on each holder thereof a right to receive notice of an to attend and to vote at any separate class meeting of the holders of Preference Shares.

8.4	Other than a return of capital in connection with the cancellation of the entire nominal value of each Preference Share, on a return of capital in a liquidation, but not otherwise, the Preference Shares shall have the right to receive the nominal amount of each such Preference Share held, but only after the holder of each Other Share in the capital of the Company shall have received the amount paid up or credited as paid up on each such Other Share and the holders of Preference Shares shall not be entitled to any further participation in the assets or profits of the Company.

8.5	A reduction by the Company of the capital paid up or credited as paid up on the Preference Shares and the cancellation of such Preference Shares will be treated as being in accordance with the rights attaching to the Preference Shares and will not involve a variation of such rights for any purpose, and the Company will be authorised at any time, without obtaining the consent of the holders of Preference Shares, to reduce its capital (in accordance with the Statutes).

8.6	A reduction by the Company of the capital paid up on the Preference Shares and the cancellation of such Preference Shares will be treated as being in accordance with the rights attaching to the Preference Shares and will not involve a variation of such rights for any purpose, and the Company will be authorised at any time, without obtaining the consent of the holders of Preference Shares, to reduce its capital (in accordance with the Statutes).

8.7	The rights, limitations and restrictions attaching to the Preference Shares shall not be, and shall not be deemed to be, varied or abrogated in any way by:

8.7.1	a reduction or cancellation of all or part of the share capital of the Company;

8.7.2	any repurchase by the Company of any of the Other Shares;

8.7.3	the allotment or issue of further Shares ranking subsequent to, pari passu with, or in priority to them, or any Preference Shares;

8.7.4	the subdivision, consolidation, conversion or redesignation of any of the Other Shares; or

8.7.5	any alteration or amendment to these Articles or the adoption of new articles of association in substitution for, and to the exclusion of, these Articles.

8.8	Notwithstanding any other provision in these Articles (subject to the Statutes) any Preference Shares shall be redeemable on the next working day following written notice requesting such redemption being given by either the Company or the holder for the time being of the Preference Shares concerned to the other at any time after the earlier of:

8.8.1	the Company satisfying the Share Capital Requirement by virtue only of the Other Shares that are at that time in issue (i.e. independent) of, and without regard to, any Preference Shares; or

8.8.2	the Share Capital Requirement ceasing to apply to the Company.

8.9	On redemption of any Preference Shares, the Company shall pay to the holder of such Share in full the amount paid up or credited as paid up on such Share, and the holder of such Share shall be bound to deliver to the Company at its registered office the certificate in respect of such Share.

9.	Payment of commissions

The Company may exercise the powers of paying commissions and brokerage conferred or permitted by the Statutes. Subject to the Statutes, any such commission may be satisfied by the payment of cash or by the allotment (or an option to call for the allotment) of fully or partly paid Shares or partly in one way and partly the other.

10.	Trusts not recognised

Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust and the Company shall not be bound by or recognise (except as otherwise provided by these Articles or by law or under an order of a court of competent jurisdiction) any interest in any Share except an absolute right to the whole of the Share in the holder.

11.	Variation of rights

11.1	Subject to the Statutes, all or any of the rights attached to any class may (unless otherwise provided by the terms of issue of the Shares of that class) be varied or abrogated with the written consent, comprising one or more documents (including in electronic form), of the holders of three-fourths in nominal value of the issued Shares of that class (excluding any Shares of that class held as treasury shares), or with the sanction of a special resolution passed at a separate meeting of the holders of the Shares of that class. The provisions of the Statutes and of these Articles relating to general meetings shall mutatis mutandis apply to any such separate meeting and to any meeting of the holders of Shares of a class held otherwise than in connection with the variation or abrogation of the rights attached to Shares of that class, except that:

11.1.1	the necessary quorum shall be two persons (or where there is only a single holder of such Shares, one person) between them holding or representing by proxy not less than one-third in voting rights of the issued Shares of that class (excluding any Shares of that class held as treasury shares) or, at any adjourned meeting of holder of Shares of that class at which such a quorum is not present, shall be any holder of Shares of that class who is present in person or by proxy whatever the number of Shares held by him;

11.1.2	any holder of Shares of that class present in person or by proxy may demand a poll; and

11.1.3	every holder of Shares of that class shall on a poll have one vote in respect of every Share of that class held by him.

For the avoidance of doubt, the Company shall not for these purposes be counted as holding any Shares of that class to the extent that it holds the Shares as treasury shares.

11.2	The provisions of this Article shall apply to the variation or abrogation of the special rights attached to some only of the Shares of any class (and to any meeting of the holders of such Shares held otherwise than in connection with the variation or abrogation of those rights) as if each group of Shares of the class differently treated formed a separate class.

12.	Matters not constituting a variation of rights

The rights attached to any Share or class of Shares shall not, unless otherwise expressly provided by its terms of issue, be deemed to be varied, abrogated or breached by:

12.1.1	the creation or issue of further Shares ranking pari passu with it; or

12.1.2	the purchase or redemption by the Company of any Shares (whether of that or any other class) or the sale of any Shares (of that class or any other class) held as treasury shares.

CERTIFICATES

13.	Certificates

13.1	Except as otherwise provided in these Articles, every person whose name is entered in the Register as a holder of Shares shall be entitled, within the time specified by the Statutes and without payment, to one certificate for all the Shares of each class registered in his name. Unless otherwise requested, Certificated Shares may be issued in electronic rather than hard copy form at the discretion of the Directors. Upon a transfer (being a transfer permitted by these Articles) of part of the Shares of any class registered in his name, every holder shall be entitled without payment to one certificate for the balance in certificated form of his holding. Upon request and upon payment, for every certificate after the first, of such reasonable sum (if any) as the Board may determine, every holder shall be entitled to receive several certificates for Certificated Shares of one class registered in his name (subject to surrender for cancellation of any existing certificate representing such Shares). Every holder shall be entitled to receive one certificate in substitution for several certificates for Certificated Shares of one class registered in his name upon surrender to the Company of all the share certificates representing such Shares.

13.2	Subject as provided in the preceding part of this Article, the Company shall not be bound to issue more than one certificate in respect of Certificated Shares registered in the names of two persons and delivery of a certificate to one joint holder shall be a sufficient delivery to both of them.

14.	Execution of certificates

Every certificate for Share or loan capital or other securities of the Company (other than letters of allotment, scrip certificates or similar documents) shall be issued under the Seal (or in such other manner as the Board, having regard to the terms of issue and the Statutes, may authorise) and each share certificate shall specify the Shares to which it relates, the distinguishing number (if any) of the Shares and the amount paid up on the Shares. The Board may determine, either generally or in relation to any particular case, that any signature on any certificate need not be autographic but may be applied by some mechanical or other means, or printed on the certificate, or that certificates need not be signed.

15.	Replacement certificates

If a share certificate for Certificated Shares is worn out, defaced or damaged then, upon its surrender to the Company, it shall be replaced free of charge. If a share certificate for Certificated Shares is or is alleged to have been lost or destroyed it may be replaced without fee but on such terms (if any) as to evidence and indemnity and to payment of any exceptional out-of-pocket expenses of the Company in investigating such evidence and preparing such indemnity as the Board thinks fit. The Company shall be entitled to treat an application for a replacement certificate made by one of joint holders as being made on behalf of both the holders concerned.

16.	Uncertificated Shares

16.1	Notwithstanding Articles 13, 14 and 15 of these Articles, under and subject to the Uncertificated Securities Rules, the Board may permit title to Shares of any class to be evidenced otherwise than by certificate and title to Shares of such a class to be transferred by means of a Relevant System and may make arrangements for a class of Shares (if all Shares of that class are in all respects identical) to become a Participating Class. Title to Shares of a particular class may only be evidenced otherwise than by a certificate where that class of Shares is at the relevant time a Participating Class. The Board may also, subject to compliance with the Uncertificated Securities Rules, determine at any time that title to any class of Shares may from a date specified by the Board no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular Relevant System.

16.2	In relation to a class of Shares which is a Participating Class and for so long as it remains a Participating Class, no provision of these Articles shall apply or have effect to the extent that it is inconsistent in any respect with:

16.2.1	the holding of Shares of that class in uncertificated form;

16.2.2	the transfer of title to Shares of that class by means of a Relevant System; or

16.2.3	any provision of the Uncertificated Securities Rules;

and, without prejudice to the generality of this Article, no provision of these Articles shall apply or have effect to the extent that it is in any respect inconsistent with the maintenance, keeping or entering up by the Operator, so long as that is permitted or required by the Uncertificated Securities Rules, of an Operator register of securities in respect of that class of Shares in uncertificated form.

16.3	Shares of a class which is at the relevant time a Participating Class may be changed from uncertificated to certificated form, and from certificated to uncertificated form, in accordance with and subject as provided in the Uncertificated Securities Rules.

16.4	Subject to such restrictions of these Articles as may be applicable, on and from such date as the Board may determine, B1 Ordinary Shares and B Ordinary Shares may become a Participating Class and shall be held as Uncertificated Shares in accordance with the Uncertificated Securities Rules and these Articles.

16.5	If under these Articles or the Statutes, the Company is entitled to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of or otherwise enforce a lien over an Uncertificated Share, then, subject to these Articles and the Statutes, such entitlement shall include the right of the Board to:

16.5.1	require the holder of the Uncertificated Share by notice in writing to change that Share from uncertificated to certificated form within such period as may be specified in the notice and keep it as a Certificated Share for as long as the Board requires;

16.5.2	appoint any person to take such other steps, by instruction given by means of a Relevant System or otherwise, in the name of the holder of such Share as may be required to effect the transfer of such Share and such steps shall be as effective as if they had been taken by the registered holder of that Share; and

16.5.3	take such other action that the Board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that Share or otherwise to enforce a lien in respect of that Share.

16.6	Unless the Board determines otherwise, Shares which a member holds in uncertificated form shall be treated as separate holdings from any Shares which that member holds in certificated form but a class of Shares shall not be treated as two classes simply because some Shares of that class are held in certificated form and others in uncertificated form.

16.7	Unless the Board determines otherwise or the Uncertificated Securities Rules require otherwise, any Shares issued or created out of or in respect of any Uncertificated Shares shall be Uncertificated Shares and any Shares issued or created out of or in respect of any Certificated Shares shall be Certificated Shares.

16.8	The Company shall be entitled to assume that the entries on any record of securities maintained by it in accordance with the Uncertificated Securities Rules and regularly reconciled with the relevant Operator register of securities is a complete and accurate reproduction of the particulars entered in the Operator register of securities and shall accordingly not be liable in respect of any act or thing done or omitted to be done by or on behalf of the Company in reliance on such assumption. Any provision of these Articles which requires or envisages that action will be taken in reliance on information contained in the Register shall be construed to perm it that action to be taken in reliance on information contained in any relevant record of securities (as so maintained and reconciled).

LIEN

17.	Company’s lien

17.1	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all monies (whether presently payable or not) called or payable at a fixed time in respect of that Share. The Company’s lien on a Share shall extend to any amount payable in respect of it.

17.2	The Board may at any time resolve that any Share shall be wholly or in part exempt from this Article.

18.	Enforcing lien by sale after notice

The Company may sell, in such manner as the Board determines, any Shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after a notice has been given to the holder of the Share or the person entitled by transmission to his Share, demanding payment and indicating that if the notice is not complied with the Shares will be sold.

19.	Manner of sale

To give effect to a sale, the Board may authorise and instruct some person (which may include the holder of Shares concerned) to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser and a transfer of Shares in this way will be valid even if in respect of any of the Shares no certificate accompanies the instrument of transfer. The transferee shall not be bound to see to the application of the purchase money and his title to the Shares shall not be affected by any irregularity or invalidity of the proceedings in reference to the sale.

20.	Application of sale proceeds

The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment of so much of the sum for which the lien exists as is presently payable, and any residue shall upon surrender to the Company for cancellation of the certificate for the Shares sold be paid to the person entitled to the Shares immediately before the sale.

CALLS ON SHARES

21.	Calls

21.1	Subject to the terms of issue, the Board may from time to time make calls upon the members in respect of any money unpaid on their Shares (whether in respect of the nominal amount or by way of premium). Each member shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his Shares. A call may be made payable by instalments. A call may, at any time before receipt by the Company of any sum due under the call, be revoked in whole or in part and payment of a call may be postponed in whole or in part, as the Board may determine.

21.2	A person upon whom a call is made shall remain liable for all calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

22.	Time of call

A call shall be deemed to have been made at the time when the resolution of the Board authorising the call was passed.

23.	Joint holders and their liability

The joint holders of any Share shall be jointly and severally liable to pay all calls in respect of the Share.

24.	Interest

If a call remains unpaid after it has become due and payable, the person from whom it is due and payable shall pay all costs, charges and expenses that the Company may have incurred by reason of such non-payment, together with interest on the amount unpaid from the day it became due and payable until the day it is paid at the rate fixed by the terms of issue of the Share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by section 609 of the Companies Act 2006) but the Board may waive payment of the interest wholly or in part.

25.	Sums due on allotment or by way of instrument treated as calls

An amount payable in respect of a Share on allotment or at any fixed date, whether in respect of the nominal amount of the Share or by way of premium or as an instalment of a call, shall be deemed to be a call and, if it is not paid these Articles shall apply as if that amount had become due and payable by virtue of a call.

26.	Power to differentiate

Subject to the terms of issue, the Board may, on the issue of Shares, differentiate between the allottees or holders in the amount of calls to be paid and the times of payment.

27.	Advance payment of calls

27.1	The Board may, if it thinks fit, receive from any member willing to advance them all or any part of the monies unpaid and uncalled upon the Shares held by him and may pay interest upon the monies so advanced (to the extent such monies exceed the amount of the calls due and payable upon the Shares in respect of which they have been advanced) at such rate (not exceeding 15 per cent per annum unless the Company by ordinary resolution otherwise directs) as the Board may determine.

27.2	A payment in advance of calls shall extinguish, to the extent of it, the liability upon the Shares in respect of which it is advanced.

FORFEITURE OF SHARES

28.	Notice if call not paid

28.1	If a call or instalment of a call remains unpaid after it has become due and payable, the Board may at any time serve a notice on the holder requiring payment of so much of the call or instalment as remains unpaid together with any interest which may have accrued thereon and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall specify a further day (not being less than 14 clear days from the date of the notice) on or before which, and the place where the payment required by the notice is to be made and shall indicate that if the notice is not complied with the Shares in respect of which the call was made or instalment is payable will be liable to be forfeited.

28.2	The Board may accept the surrender of any Share liable to be forfeited and, in such case, references in these Articles to forfeiture shall include surrender.

29.	Forfeiture if notice not complied with

If any notice served under the immediately preceding Article (Notice if call not paid) is not complied with, any Share in respect of which the notice was given may, before payment of all calls or instalments and interest due in respect of it is made, be forfeited by (and with effect from the time of the passing of) a resolution of the Board that such Share be forfeited. The forfeiture shall include all dividends declared and other monies payable in respect of the forfeited Shares and not paid before the forfeiture.

30.	Notice of forfeiture

When any Share has been forfeited, notice of the forfeiture shall be served upon the person who was, before the forfeiture, the holder of the Share, but a forfeiture shall not be invalidated by any failure to give such notice. An entry of such notice and an entry of the forfeiture with the date thereof shall forthwith be made in the Register in respect of such Share. However, no forfeiture shall be invalidated by any omission to make such entries as aforesaid.

31.	Sale of forfeited Share

Until cancelled in accordance with the Statutes, a forfeited Share shall be deemed to be the property of the Company and may be sold, re-allotted or otherwise disposed of either to the person who was the holder before the forfeiture or to any other person upon such terms and in such manner as the Board thinks fit. To give effect to a sale or other disposal, the Board may authorise a person to execute an instrument of transfer to the designated transferee (and the transfer will be valid even if in respect of any of the Shares no certificate accompanies the instrument of transfer). The Company may receive any consideration given for the Share on its disposal and may register the transferee as holder of the Share. At any time before a sale, re-allotment or other disposition, the forfeiture may be cancelled on such terms as the Board thinks fit. If the Shares are in uncertificated form, the Board may instruct the Operator to transfer the Shares in accordance with the Uncertificated Securities Rules.

32.	Arrears to be paid notwithstanding forfeiture

32.1	A person whose Shares have been forfeited shall cease to be a member in respect of the forfeited Shares and shall surrender to the Company for cancellation the certificate for the forfeited Shares but in all cases shall remain liable to the Company for all monies which at the date of forfeiture were presently payable by him to the Company in respect of those Shares with interest thereon from the date of forfeiture until payment at such rate (not exceeding 15 per cent per annum) as the Board may determine.

32.2	The Board may waive payment wholly or in part and the Board may enforce payment without any allowance for the value of the Shares at the time of forfeiture or for any consideration received on their disposal.

33.	Statutory declaration and validity of sale

A statutory declaration by a Director or the Secretary that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The declaration shall (subject to the completion of any formalities necessary to effect a transfer) constitute a good title to the Share and the person to whom the Share is disposed of shall be registered as the holder of the Share and shall be discharged from all calls made prior to such disposition and shall not be bound to see to the application of the consideration (if any), nor shall his title to the Share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture, sale, re-allotment or other disposal of the Share.

UNTRACED MEMBERS

34.	Power to sell Shares of untraced members

Subject to the Uncertificated Securities Rules, the Company shall be entitled to sell at the best price reasonably obtainable any Shares of a holder or any Shares to which a person is entitled by transmission if in respect of those Shares:

34.1.1	no cheque, warrant or other financial instrument or payment sent by the Company in the manner authorised by these Articles has been cashed for a period of at least 12 years (the “qualifying period”) and in the qualifying period the Company has paid at least three dividends and no dividend has been claimed;

34.1.2	the Company has at the expiration of the qualifying period given notice of its intention to sell such Shares by two advertisements, one in a national newspaper published in the United Kingdom and the other in a newspaper circulating in the area in which the last known address of the holder or the address at which service of notices may be effected in the manner authorised by these Articles is located;

34.1.3	so far as the Board is aware, the Company has not during the qualifying period or the period of three months after the date of such advertisements (or the later of the two dates if they are published on different dates) and prior to the exercise of the power of sale received any communication from the holder or person entitled by transmission, and where this power has arisen and at the time of its exercise that holder or person holds, or is entitled by transmission to hold, any other Shares issued in right of the Shares to be sold, this power shall be deemed to have arisen also in relation to those other Shares.

35.	Manner of sale and creation of debt in respect of net proceeds

35.1	To give effect to any sale pursuant to the immediately preceding Article, the Board may authorise and instruct a person to execute an instrument of transfer of the Shares and such instrument of transfer shall be as effective as if they had been executed by the holder of, or person entitled by transmission to, the Shares. The transfer of Shares in this way will be valid even if in respect of any of the Shares no certificate accompanies the instrument of transfer. The transferee shall not be bound to see to the application of the purchase money and his title shall not be affected by any irregularity in, or invalidity of, the proceedings relating to the sale. If the Shares are in uncertificated form, in accordance with the Uncertificated Securities Rules, the Board may issue a written notification to the Operator requiring conversion of the Share to certificated form.

35.2	The net proceeds of sale shall belong to the Company, which shall be indebted to the former holder or person entitled by transmission for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of it and the Company shall not be required to account for any monies earned on the net proceeds, which may be employed in the business of the Company or otherwise invested as the Board thinks fit.

TRANSFER OF SHARES

36.	Form and Execution of Transfer

36.1	Subject to such of the restrictions of these Articles as may be applicable, a member may transfer all or any of the member’s Shares, in the case of Certificated Shares, by an instrument of transfer in any usual form or in any other form which the Board may approve or, in the case of Uncertificated Shares, in accordance with the Uncertificated Securities Rules and the system’s rules and otherwise in such manner as the Board in its absolute discretion shall determine. An instrument of transfer shall be executed by or on behalf of the transferor and (unless the Share is fully paid) by or on behalf of the transferee. Subject to the Statutes, the transferor shall be deemed to remain the holder of the Share until the name of the transferee is entered in the Register in respect of it.

36.2	Subject to the Statutes and notwithstanding any other provisions of these Articles, the Board shall have power to implement any arrangements it may think fit to enable:

36.2.1	title to any securities of the Company to be evidenced and transferred without a written instrument in accordance with the Uncertificated Securities Rules and the facilities and requirements of the relevant system concerned; and

36.2.2	rights attaching to such securities to be exercised notwithstanding that such securities are held in uncertificated form where, in the Boards opinion, these Articles do not otherwise allow or provide for such exercise.

37.	Right to refuse registration

37.1	In exceptional circumstances approved by the relevant regulatory authority (if any), the Board may refuse to register a transfer of Certificated Shares provided that such refusal would not disturb the market in those Shares. Subject to the requirements of the relevant listing rules (if applicable), the Board may, in its absolute discretion, refuse to register the transfer of a Certificated Share that is not fully paid or in the transfer of a Certificated Share on which the Company has a lien.

37.2	Subject to the Statutes, the Board may also refuse to register the transfer of a Share:

37.2.1	in respect of a Certificate Share, if it is not lodged, duly stamped (if necessary), at the Office or at such other place as the Board may appoint and accompanied by the certificate for the Certificated Share to which it relates (where a certificate has been issued in respect of the Shares and these Articles do not provide for such a transfer to be valid without production of the certificate) and/or such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;

37.2.2	if it is not in respect of one class of Share only;

37.2.3	if it is in favour of more than four transferees;

37.2.4	if it is in favour of a minor, bankrupt or person of mental ill health; or

37.2.5	where the Board is obliged or entitled to refuse to do so as a result of any failure to comply with a notice under section 793 of the Companies Act 2006.

37.3	Subject to the Statutes, the Company may keep an overseas, local or other register in any place, and the Board may make and vary such regulations as it may think fit concerning the keeping of that register.

37.4	The Board may refuse to register a transfer of Uncertificated Shares in any circumstances that are allowed or required by the Uncertificated Securities Rule and the Relevant System.

38.	Notice of refusal

If the Board refuses to register a transfer it shall, in the case of Certificated Shares, within two months after the date on which the transfer was lodged and, in the case of Uncertificated Shares, within two months after the date on which the relevant Operator-instruction was received by or on behalf of the Company, send to the transferee notice of the refusal together with its reasons for the refusal.

39.	No Fee for Registration

No fee shall be charged for the registration of any instrument of transfer or document relating to or affecting the title to any Share.

40.	Retention of Documents

Any instrument of transfer which is registered may be retained by the Company, but any instrument of transfer which the Board refuses to register shall be returned to the person lodging it when notice of the refusal is given.

TRANSMISSION OF SHARES

41.	Transmission on death

If a member dies, the survivor or survivors where he was a joint holder, and his executors where he was a sole holder or the only survivor of joint holders shall be the only persons recognised by the Company as having any title to his Shares; but nothing contained in this Article shall release the estate of a deceased member from any liability in respect of any Share solely or jointly held by him.

42.	Election by person entitled by transmission

Any person becoming entitled to a Share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law may, upon such evidence being produced as the Board may require and subject (where relevant) to the system’s rules, elect either to become the holder of the Share or to have some person nominated by him registered as the transferee. If he elects to become the holder, he shall give notice to the Company to that effect. If he elects to have another person registered, he shall, effect or procure a transfer of the Share in favour of that person. Subject to the Statutes, Article 36 shall apply to the notice or instrument of transfer as if the death or bankruptcy of the member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer executed by the member.

43.	Rights in respect of the Share

A person becoming entitled to a Share in consequence of the death or bankruptcy of a member or of any other event giving rise to its transmission by operation of law shall have the same rights to which he would be entitled if he were the holder of that Share, except that he shall not be entitled in respect of it to attend or vote at any general meeting of the Company or at any separate meeting of the holders of any class of Shares until he is registered as the holder of the Shares. The Board may at any time give notice to such person requiring him to elect either to become the holder of the Share or to transfer the Share and, if the notice is not complied with within 60 clear days from the date of the notice, the Board may withhold payment of all dividends and other monies payable in respect of the Share until he complies with the notice.

44.	Transmission of Uncertificated Shares

A person entitled by transmission to a Share in uncertificated form who elects to have some other person registered shall either:

44.1.1	procure that instructions are given by means of the Relevant System to effect transfer of such Uncertificated Share to that person; or

44.1.2	change the Uncertificated Share to certificated form and execute an instrument of transfer of that Certificated Share to that person.

ALTERATION OF CAPITAL

45.	Increase, consolidation, sub-division and cancellation

The Company may by ordinary resolution:

45.1.1	increase its share capital by new Shares of such amount as the resolution prescribes;

45.1.2	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

45.1.3	subject to the Statutes, sub-divide its Shares, or any of them, into Shares of smaller amount and the resolution may determine that, ns between the Shares resulting from the sub-division, any of them may have any preference or advantage or have such qualified or deferred rights or be subject to any restrictions as compared with the others; and

45.1.4	cancel any Shares which, at the elate of the passing of the resolution, have not been taken, or agreed to be taken, by any person and diminish the amount of its Share capital by the amount of the Shares so cancelled.

46.	Fractions

Whenever as a result of a consolidation, division or sub-division of Shares any member would become entitled to fractions of a Share, the Board may deal with the fractions as it thinks fit and, in particular, may sell the Shares representing the fractions to any person (including, subject to the Statutes, the Company) and may distribute the net proceeds of sale in due proportion among those members except for amounts of £5.00 or less, which shall be retained for the benefit of the Company. To give effect to any such sale, the Board may authorise and instruct a person to take such steps as may be necessary to transfer or deliver the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money and his title shall not be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

47.	Reduction of capital

Subject to the Statutes, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account or other undistributable reserve in any manner.

PURCHASE OF OWN SHARES

48.	Purchase of own Shares

48.1	Subject to the Statutes and to any rights conferred on the holders of any class of Shares, the Company may purchase all or any of its Shares of any class (including any redeemable Shares). The Company may not purchase any of its Shares unless the purchase has been sanctioned (at the time that authority for a market purchase is given or an off-market purchase contract is approved) by such resolution of the Company as may be required by the Statutes and by a special resolution passed at a separate general meeting (or meetings if there is more than one class) of the holders of any Shares which entitle the holders to convert them into equity share capital of the Company.

48.2	Neither the Company nor the Board shall be required to select the Shares to be purchased rateably or in any particular manner as between the holders of Shares of the same class or as between them and the holders of Shares of any other class or in accordance with the rights as to dividends or capital attached to any class of Shares.

GENERAL MEETINGS

49.	Annual General Meetings

49.1	The Company shall hold annual general meetings in accordance with the requirements of the Statutes. General meetings shall include annual general meetings unless expressly specified to the contrary.

49.2	If a shareholder intends to present a proposal to the Company’s Secretary to be considered for inclusion at an annual general meeting of the Company, such shareholder must give written notice to the Secretary of such intention not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual general meeting. Any such written notice must contain: (i) the name and address of the shareholder giving such notice and any affiliates of such shareholder with a legal and/or beneficial interest in any Shares (“Shareholder Associated Persons”); (ii) the class and number of Shares held by the shareholder and/or their Shareholder Associated Persons; (iii) a description of any agreement, arrangement or understanding with respect to the proposal or nomination between the shareholder and any Shareholder Associated Person; (iv) a description of any agreement, arrangement or understanding entered into between the shareholder and/or any of its Shareholder Associated Persons the effect or intent of which is to mitigate loss, manage risk or benefit from share price changes for, or increase or decrease the voting power of, such shareholder or Shareholder Associated Person; (v) a representation from the shareholder that they are a record holder of Shares and are entitled to vote at the annual general meeting; (vi) a representation from the shareholder as to whether or not such shareholder and/or any of its Shareholder Associated Persons intend to deliver a proxy statement or otherwise solicit proxies in favour of the proposal or nomination; (vii) the text of the proposal requested by the shareholder to be presented at the annual general meeting; and (viii) a brief description of the proposed business and the reasons for conducting such business at the annual general meeting.

50.	Convening general meetings

The Board may convene a general meeting whenever it thinks fit and shall do so on requisition in accordance with the Statutes.

NOTICE OF GENERAL MEETINGS

51.	Length of notice period

An annual general meeting shall be convened by at least 21 clear days’ notice. All other general meetings shall be convened by at least 14 clear days’ notice. Notwithstanding that a meeting of the Company is convened by shorter notice than that specified in this Article, it shall be deemed to have been properly convened if it is so agreed:

51.1.1	in the case of an annual general meeting, by all the members entitled to attend and vote at the meeting; and

51.1.2	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting, being a majority together holding not less than 95 per cent in nominal value of the Shares giving that right.

Subject to these Articles and to any restrictions imposed on any Shares, the notice shall be given to all the members, to all persons entitled by transmission and to the Directors and Auditors.

52.	Contents of notices

Every notice calling a general meeting shall specify the place, the day and the time of the meeting and the general nature of the business to be transacted. In the case of an annual general meeting, the notice shall also specify the meeting as such. A notice convening a meeting to pass a special resolution shall contain a statement to that effect. Every notice calling a meeting of the Company shall specify with reasonable prominence that a member is entitled to appoint one or more proxies to exercise all or any of his rights to attend, speak and vote at the meeting and that a proxy need not be a member. Every such notice shall also specify the address or addresses where appointments of proxy are to be deposited, delivered or received insofar as any such address is other than the postal address of the Office.

53.	Omission or non-receipt of notice

No proceedings at any meeting shall be invalidated by any accidental omission to give notice of the meeting, or to send an instrument of proxy, to any person entitled to receive it or, in the case of notice in electronic form or made available by means of a website, to invite any such person to appoint a proxy, or by reason of any such person not receiving any such notice, instrument or invitation.

54.	Change of date, time or place of meeting

If for any reason the Board considers it impractical or undesirable to hold a meeting on the day, at the time or in the place specified in the notice calling the meeting it can change the date, time and place of the meeting (or whichever it requires), and may do so more than once in relation to the same meeting. References in these Articles to the time of the holding of the meeting shall be construed accordingly. The Board will, insofar as it is practicable, announce by advertisement in at least one newspaper with a national circulation the date, time and place of the meeting as changed, but it shall not be necessary to restate the business of the meeting in that announcement.

PROCEEDINGS AT GENERAL MEETINGS

55.	Quorum

No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business, but the absence of a quorum shall not preclude the choice or appointment of a chairperson of the meeting, which shall not be treated as part of the business of the meeting. Except as otherwise provided by these Articles, two members present in person or by proxy and holding between them at least one-third in voting rights of the issued Shares of the class (excluding any Shares held as treasury shares) entitled to vote shall be a quorum for all purposes.

56.	Procedure if quorum not present

56.1	If within thirty minutes (or such longer time not exceeding one hour as the chairperson of the meeting may decide to wait) after the time appointed for the commencement of the meeting a quorum is not present, the meeting shall (if requisitioned in accordance with the Statutes) be dissolved or (in any other case) stand adjourned to the same day one week later at the same time or to such time and place as the chairperson of the meeting may decide. Unless adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the resumption of the meeting shall be given to each member entitled to attend and vote thereat.

56.2	The Company shall give not less than seven clear days’ notice of any meeting adjourned through want of a quorum and the notice shall specify that one member present in person or by proxy (whatever the number of Shares held by him) and entitled to vote shall be a quorum. No business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place.

57.	Chairperson of general meeting

57.1	The chairperson (if any) of the Board or, in his absence, the deputy chairperson (if any) shall preside as chairperson at every general meeting. If there is no such chairperson or deputy chairperson, or if at any meeting neither the chairperson nor a deputy chairperson is present within five minutes after the time appointed for the commencement of the meeting, or if neither of them is willing to act as chairperson, the Directors present shall choose one of their number to act, or if one Director only is present he shall preside as chairperson, if willing to act. If no Director is present, or if each of the Directors present declines to take the chair, the persons present and entitled to vote shall elect one of their number to be chairperson.

57.2	The chairperson of the meeting may invite any person to attend and speak at any general meeting of the Company whom he considers to be equipped by knowledge or experience of the Company’s business to assist in the deliberations of the meeting.

57.3	The decision of the chairperson of the meeting as to points of order, matters of procedure or arising incidentally out of the business of a general meeting shall be conclusive, as shall be his decision, acting in good faith, on whether a point or matter is of this nature.

58.	Directors’ right to attend and speak

Each Director shall be entitled to attend and to speak at any general meeting of the Company and at any separate general meeting of the holders of any class of Shares or debentures in the Company.

59.	Meeting at more than one place and/or In a series of rooms

59.1	A general meeting or adjourned meeting may be held at more than one place. The notice of meeting will specify the place at which the chairperson will be present (the “Principal Place”) and a note accompanying the notice will specify any other place(s) at which the meeting will be held simultaneously (but any failure to do this will not invalidate the notice of meeting).

59.2	A general meeting or adjourned meeting will be held in one room or a series of rooms at the place specified in the notice of meeting or any other place at which the meeting is to be held simultaneously, including virtually pursuant to Article 59.4.

59.3	If the meeting is held in more than one place and/or in a series of rooms, it will not be validly held unless all persons entitled to attend and speak at the meeting are able:

59.3.1	if excluded from the Principal Place or the room in which the chairperson is present, to attend at one of the other places or rooms; and

59.3.2	to communicate with one another by electronic facility or facilities throughout the meeting.

59.4	The Board may make such arrangements as it thinks fit for simultaneous attendance and participation at the meeting including whether the persons entitled to attend and participate in the meeting shall be enabled to do so:

59.4.1	by means of electronic facility or facilities pursuant to Article 60.1; and/or

59.4.2	by simultaneous attendance and participation at a satellite meeting place or places pursuant to Article 60.2.

and may vary any such arrangements or make new arrangements. Arrangements may be notified in advance or at the meeting by whatever means the Board thinks appropriate to the circumstances. Each person entitled to attend the meeting will be bound by the arrangements made by the Board.

59.5	Where a meeting is held in more than one place and/or a series of rooms, then for the purpose of these Articles the meeting shall consist of all those persons entitled to attend and participate in the meeting who attend at any of the places or rooms.

60.	Participation in meetings by electronic facliities

60.1	Without prejudice to Article 60.2, the Board may resolve to enable persons entitled to attend and participate in a general meeting to do so partly (but not wholly) by simultaneous attendance and participation by means of electronic facility or facilities, and may determine the means, or all different means, of attendance and participation used in relation to the general meeting. The members present in person or by proxy by means of an electronic facility or facilities (as so determined by the Board) shall be counted in the quorum for, and be entitled to participate in, the general meeting in question. That meeting shall be duly constituted and its proceedings valid if the chairperson is satisfied that adequate facilities are available throughout the meeting to ensure that members attending the meeting by all means (including the means of an electronic facility or facilities) are able to:

60.1.1	participate in the business for which the meeting has been convened;

60.1.2	hear all persons who speak at the meeting; and

60.1.3	be heard by all other persons attending and participating in the meeting.

60.2	Without prejudice to Article 60.1, the Board may resolve to enable persons entitled to attend and participate in a general meeting to do so by simultaneous attendance and participation at a satellite meeting place or places anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to participate in, the general meeting in question, and the meeting shall be duly constituted and its proceedings valid if the chairperson is satisfied that adequate facilities are available throughout the meeting to ensure that members attending at all the meeting places are able to:

60.2.1	participate in the business for which the meeting has been convened;

60.2.2	hear all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the Principal Place and any satellite meeting place; and

60.2.3	be heard by all other persons so present in the same way,

and the meeting shall be deemed to take place at the Principal Place (with any other location where that meeting takes place being referred in these Articles as a satellite meeting). The chairperson shall be present at, and the meeting shall be deemed to take place at, the Principal Place and the powers of the chairperson shall apply equally to each satellite meeting place, including their power to adjourn the meeting as referred to in Article 62.

61.	Security arrangements

The Board may direct that persons entitled to attend any general meeting should submit to such searches or other security arrangements or restrictions as the Board shall consider appropriate in the circumstances and the Board may in its absolute discretion refuse entry to such general meeting to any person who fails to submit to such searches or otherwise to comply with such security arrangements or restrictions. If any person has gained entry to a general meeting and refuses to comply with any such security arrangements or restrictions or disrupts the proper and orderly conduct of the general meeting, the chairperson of the meeting may at any time without the consent of the general meeting require such person to leave or be removed from the meeting.

62.	Adjournments

62.1	Subject to Article 57, the chairperson of the meeting may at any time without the consent of the meeting adjourn any meeting (whether or not it has commenced) either indefinitely or to such time and place as he may decide if it appears to him that:

62.1.1	the persons entitled to attend cannot be conveniently accommodated in the place appointed for the meeting;

62.1.2	the conduct of persons present prevents, or is likely to prevent, the orderly continuation of business; or

62.1.3	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

62.2	In addition, the chairperson of the meeting may at any time with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting either indefinitely or to such time and place as he may decide. When a meeting is adjourned indefinitely the time and place for the adjourned meeting shall be fixed by the Board.

62.3	In relation to a meeting adjourned pursuant to this Article 63, no business shall be transacted at any adjourned meeting except business which might properly have been transacted at the meeting had the adjournment not taken place.

VOTES OF MEMBERS

63.	Method of voting

63.1	Subject to Article 63.2, at any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless before or on the declaration of the result of the show of hands, or on the withdrawal of any other demand for a poll, a poll is duly demanded. Subject to the Statutes, a poll may be demanded by:

63.1.1	the chairperson of the meeting;

63.1.2	at least three members or proxies entitled to vote on the resolution;

63.1.3	any member or proxy alone or together with one or more others representing in aggregate at least 5% of the total voting rights of all the members having the right to attend and vote on the resolution (excluding any voting rights attached to any Shares held as treasury shares); or

63.1.4	any member or proxy alone or together with one or more others holding or having been appointed in respect of Shares conferring a right to vote on the resolution, being Shares on which an aggregate sum has been paid up equal to not less than 5% of the total sum paid up all the Shares conferring that right (excluding any voting rights attached to any Shares held as treasury shares).

63.2	For so long as any Shares are held in a settlement system operated by DTC:

63.2.1	any resolution put to vote at a general meeting of the Company shall be decided by poll; and

63.2.2	this Article 63.2 may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.

63.3	Unless a poll is so demanded and the demand is not withdrawn, a declaration by the chairperson of the meeting that a resolution has been carried or carried unanimously or by a particular majority or not carried by a particular majority or lost and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

64.	Votes of members

Subject to the Statutes, to any rights or restrictions attached to any Shares and to any other provisions of these Articles, on a show of hands every member who is present in person shall have one vote and on a poll every member shall have one vote for every Share of which he is the holder. If the notice of the meeting has specified a time (which is not more than 48 hours before the time fixed for the meeting) by which a person must be entered on the Register in order to have the right to attend and vote at the meeting, no person registered after that time shall be eligible to attend and vote at the meeting by right of that registration, even if present at the meeting. References in these Articles to members present in person shall be construed accordingly.

65.	Votes of joint holders

In the case of joint holders of a Share who are entitled to vote the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the Register.

66.	Votes of member suffering incapacity

A member in respect of whom an order has been made by any competent court or official on the ground that he is or may be suffering from mental disorder or is otherwise incapable of managing his affairs may vote, whether on a show of hands or on a poll, by any person authorised in such circumstances to do so on his behalf and that person may vote on a poll by proxy. The vote of such member shall not be valid unless evidence to the satisfaction of the Board of the authority of the person claiming to exercise the right to vote is deposited at the Office, or at such other place as is specified in accordance with these Articles for the deposit of appointments of proxy in hard copy form, not later than the last time at which an appointment of proxy should have been delivered in order to be valid for use at that meeting or on the holding of that poll.

67.	No right to vote where sums overdue on Shares

No member shall, unless the Board otherwise decides, vote at any general meeting or at any separate meeting of holders of any class of Shares, either in person or by proxy, or exercise any other right or privilege as a member in respect of any Share in held by him unless all monies presently payable by him in respect of that Share have been paid.

68.	Votes on a poll

68.1	On a poll, a member entitled to more than one vote on a poll need not, if he votes, use all his votes or cast all the votes he uses in the same way.

68.2	A member shall be entitled to cast votes on a poll in advance, including by telephone or other electronic means, if the member complies with such procedures for the purposes of authentication and the votes are cast within such time as may be fixed in accordance with the Statutes, as the Board may prescribe.

69.	Right to withdraw demand for a poll

The demand for a poll may, before the earlier of the close of the meeting and the taking of the poll, be withdrawn but only with the consent of the chairperson of the meeting and, if a demand is withdrawn, any other persons entitled to demand a poll may do so. If a demand is withdrawn, it shall not be taken to have invalidated the result of a show of hands declared before the demand was made. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the chairperson of the meeting may give whatever directions he considers necessary to ensure that the business of the meeting proceeds as it would have if the demand had not been made.

70.	Procedure ON A poll

Any poll shall be taken in such manner as the chairperson of the meeting directs and he may appoint scrutineers (who need not be persons entitled to vote) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was taken.

71.	When poll to be taken

A poll demanded on the election of a chairperson of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or on such date (being not more than 30 days after the poll is demanded) and at such time and place and in such manner or by such means as the chairperson of the meeting directs. No notice need be given of a poll not taken immediately if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case, at least seven clear days’ notice shall be given specifying the time mid place at which the poll is to be taken. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was taken.

72.	Continuance of other business after poll demanded

The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.

73.	Proposal or amendment of resolution

A resolution proposed by the chairperson of the meeting does not need to be seconded. In the case of a resolution duly proposed as a special resolution, no amendment to that resolution (other than an amendment to correct an obvious error) may be considered or voted upon. In the case of a resolution duly proposed as an ordinary resolution, no amendment to that resolution (other than an amendment to correct an obvious error) may be considered or voted upon unless al least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which such ordinary resolution is to be proposed notice of the terms of the amendment and of the intention to move the amendment has been lodged in writing in hard copy form at the Office or received in electronic form at the electronic address at which the Company has or is deemed to have agreed to receive it, or the chairperson of the meeting in his absolute discretion decides in good faith that it may be considered and voted upon.

74.	Amendment of resolution ruled out of order

If an amendment is proposed to any resolution under consideration which the chairperson of the meeting rules out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

75.	Objections or errors in voting

If:

75.1.1	any objection shall be raised to the qualification of any voter;

75.1.2	any votes have been counted which ought not to have been counted or which might have been rejected; or

75.1.3	any votes are not counted which ought to have been counted

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless it is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairperson of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairperson of the meeting decides that the same may have affected the decision of the meeting. The decision of the chairperson of the meeting on such matters shall be conclusive.

76.	Suspension of rights for non-disclosure of Interest

76.1	If a member, or any other person appearing to be interested in Shares held by that member, has been duly given a notice under section 793 of the Companies Act 2006 (a “Disclosure Notice”) and has failed in relation to any Shares to which the Disclosure Notice relates (the “default shares”) to give the Company the information required by such notice within 14 days of the date of such notice, then (unless the Board shall determine otherwise) from the expiry of that period:

76.1.1	the member shall not be entitled in respect of the default shares to be present or to vote (in person, by proxy or, if it is a corporation, by representative) at any general meeting or at any separate meeting of the holders of any class of Shares or on any poll; and

76.1.2	where the default shares represent at least 0.25 per cent of the issued Shares of the Company or the class in question (in either case, calculated exclusive of Shares held as treasury shares):

(a)	any dividend (including Shares issued in lieu of dividends) or other monies payable in respect of the default shares shall be withheld by the Company, which shall not have any obligation to pay interest on it; and

(b)	no transfer, other than an excepted transfer, of any Shares held by the member shall be registered unless the member is not himself in default as regards supplying the information required and the transfer is of part only of the member’s holding and when lodged for registration is accompanied by a certificate from the member in a form satisfactory to the Board that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the Shares the subject of the transfer.

for the purposes of ensuring this Article 76.1.2(b) can apply to all Shares held by the member, the Company may, in accordance with the Uncertificated Securities Rules, issue a written notification to the Operator requiring conversion into certificated form of any Share held by the member in uncertificated form.

76.2	Where, on the basis of information obtained from a member in respect of any Share held by him or from any other person appearing to be interested in such Share, the Company gives a Disclosure Notice to any other person, it shall also send a copy of the notice to that member, but any failure to do so, or the non-receipt of the copy by the member, shall not invalidate or otherwise affect the operation of this Article.

76.3	Any new Shares issued in right of any default share shall also be subject to the restrictions in this Article, and the Board may make any right to an allotment of the new Shares subject to such restrictions when those Shares are issued.

76.4	Where any restrictions imposed under this Article apply in relation to any Shares, they shall cease to have effect if and when, and to the extent that, the Board so determines, except that particular Shares shall in any event automatically cease to be subject to any such restrictions seven days after the earlier of (a) receipt by the Board of notice that such Shares are the subject of an excepted transfer and (b) due compliance, to the satisfaction of the Board, with the relevant Disclosure Notice. If any or all of the restrictions in this Article shall cease to apply to particular Shares, any dividends and other monies withheld by reason of a restriction which then ceases to apply shall be paid without interest to the person who would have been entitled to them if that restriction had not applied, or as he may direct.

76.5	This Article is in addition to, and shall not in any way prejudice or affect, the statutory rights of the Company arising from any failure by any person to give any information required by a Disclosure Notice within the time specified in it. For the purpose of this Article, a Disclosure Notice may require any information to be given before the expiry of 14 days from the date of the notice.

76.6	For the purposes of this Article 76:

76.6.1	where any person appearing to be interested in any Shares has been served with a Disclosure Notice and such Shares are held by a Depositary, the provisions of this Article 76 shall be deemed to apply only to those Shares held by the Depositary in which such person appears to be interested and not (so far as that person's apparent interest is concerned) to any other Shares held by the Depositary in which such person does not have an interest and references to default shares shall be construed accordingly; and

76.6.2	where the shareholder on whom a Disclosure Notice has been served is a Depositary, the obligations of the Depositary (acting solely in the Depositary's capacity as such) shall be limited to disclosing to the Company such information relating to any person appearing to be interested in the Shares held by it as has been recorded by the Depositary and the provision of such information shall be at the Company's cost.

76.7	In this Article:

76.7.1	an “excepted transfer” means:

(a)	a transfer pursuant to acceptance of a takeover bid;

(b)	a transfer that results from a sale made through Nasdaq or any recognised investment exchange (as defined in the Financial Services and Markets Act 2000) or any other stock exchange outside the United Kingdom on which shares in the capital of the Company are normally treated; or

(c)	a transfer which is shown to the satisfaction of the Board to be made in consequence of a sale of such an entire interest otherwise than on any such stock exchange to a person who is not connected with the relevant member or with a person appearing to be interested in the Shares the subject of the transfer;

76.7.2	a “person appearing to be interested” in any Shares means any person named in a response to a Disclosure Notice as being so interested or shown in any register kept by the Company under the Companies Act 2006 as so interested or, taking into account any response or failure to respond to such notice or to any other statutory notice or any other relevant information, any person whom the Company has reasonable cause to believe is so interested; and

76.7.3	references to a person having failed to give the Company the information required by a Disclosure Notice, or being in default as regards supplying such information, include (without limitation) (i) references to his having failed or refused to give all or any part of it and (ii) references to his having given information which he knows to be false in a material particular or his having recklessly given information which is false in a material particular.

Notwithstanding anything to the contrary in this Article, no restriction shall apply by virtue of this Article.

PROXIES

77.	Execution of an appointment of proxy

77.1	Appointments of proxies may be by:

77.1.1	an instrument in writing in substantially the following form or such other form as the Board or the chairperson of the meeting shall accept:

Proxy

Kiniksa Pharmaceuticals International Plc (the “Company”)

I/We [insert name], being a member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the members to be held on [date] and at any adjournment thereof. [Any restrictions on voting to be inserted here].

Signed this [date]

Member(s):

77.1.2	or otherwise in electronic form (or other means as may be approved by the Board from time to time) and executed by or on behalf of the appointor.

77.2	Subject as provided in this Article, in the case of an appointment of proxy purporting to be executed on behalf of a corporation by an officer of that corporation it shall be assumed, unless the contrary is shown, that such officer was duly authorised to do so on behalf of that corporation without further evidence of that authorisation.

77.3	A proxy need not be a member of the Company.

78.	Times for deposit of an appointment of proxy

78.1.1	The appointment of a proxy shall where an address has been specified for the purpose of receiving documents or information by electronic means:

(a)	in the notice convening the meeting, or

(b)	in any instrument of proxy sent out by the Company in relation to the meeting, or

(c)	in any invitation to appoint a proxy by electronic means issued by the Company in relation to the meeting,

be received at such address not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the appointment proposes to vote;

78.1.2	in the case of a poll taken more than 48 hours after it is demanded, be deposited or received in that manner after the poll has been demanded and not less than 24 hours before the time appointed for the taking of the poll; or

78.1.3	where the poll is not taken forthwith but is taken not more than 48 hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairperson of the meeting or to any Director, provided in each case that the power of attorney or other authority (if any) under which it is signed, or a copy of such authority certified notarially or in some other way approved by the Board, has been received in hard copy form (or, to the extent the Directors think fit, in electronic form) at the Office, or at such other address or place within the United Kingdom and/or the United States as is specified for the purpose in the notice convening the meeting or in the instrument, no later than the latest time for receipt of the appointment of proxy. An appointment of proxy that is not deposited, delivered or received in a manner so permitted shall be invalid.

78.2	Except as provided otherwise in any terms and conditions issued, endorsed or adopted by the Board to facilitate the appointment by members of more than one proxy to exercise all or any of the member’s rights at a meeting, when two or more valid but differing appointments of proxy are deposited, delivered or received in respect of the same Share for use at the same meeting, the one which is last deposited, delivered or received (regardless of its date or of the date of execution) shall be treated as replacing the others as regards that Share; if the Company is unable to determine which was last deposited, delivered or received, none of them shall be treated as valid in respect of that Share. The deposit, delivery or receipt of an appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned.

79.	Form of appointment of proxy

79.1	The appointment of a proxy shall be in any usual form (including with respect to any Shares held by a Depositary, an omnibus proxy which enables the Depositary to exercise rights in a number of different ways for the Shares that it holds) or any other form that the Board may approve and may relate to more than one meeting. The Board may, if it thinks fit but subject to the Statutes, include with the notice of any meeting forms of appointment of proxy for use at the meeting.

79.2	A member may appoint more than one proxy in relation to a meeting, provided that each proxy is appointed to exercise the rights attached to a different Share or Shares held by him. The appointment of a proxy shall be deemed to include all the relevant member’s rights to attend and speak at the meeting and vote in respect of the Share or Shares concerned (but so that each proxy appointed by that member may vote on a show of hands notwithstanding that the member would only have had one vote if voting in person, and may demand or join in demanding a poll as if the proxy held the Share or Shares concerned) and, except to the extent that the appointment comprises instructions to vote in a particular way, to permit the proxy to vote or abstain as the proxy thinks fit on any business properly dealt with at the meeting, including a vote on any amendment of a resolution put to the meeting or on any motion to adjourn.

79.3	The appointment shall, unless the contrary is stated in it, be as valid for any adjournment of the meeting as for the meeting to which it relates (regardless of any change of date, time or place effected in accordance with these Articles).

79.4	Without limiting these Articles, the Board may in relation to Uncertificated Shares:

79.4.1	approve the appointment of a proxy by means of electronic communication in the form of an Uncertificated Proxy Instruction (a Properly Authenticated Dematerialised Instruction and/or other instruction or notification, which is sent by means of the Relevant System and received by such participant in that system acting on behalf of the Company as the Board may prescribe, in such form and subject to such terms and conditions as the Board may prescribe (subject always to the facilities and requirements of the relevant system));

79.4.2	approve supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction by the same means; and

79.4.3	prescribe the method of determining the time at which any such Uncertificated Proxy Instruction is to be treated as received by the Company or such participant and may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of the holder of a Share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder.

The term “Properly Authenticated Dematerialised Instruction” shall have the meaning given in the Uncertificated Securities Rules.

80.	Validity of proxy

Subject to the Statutes, a vote given or poll demanded by proxy shall be valid, notwithstanding the previous determination of the proxy’s authority unless notice of such determination was received by the Company at the Office (or at such other place at which the appointment of proxy was duly deposited or, where the appointment of the proxy was in electronic form, at the address at which such appointment was duly received) not later than the last time at which an appointment of proxy should have been deposited, delivered or received in order to be valid for use at the meeting or on the holding of the poll at which the vote was given or the poll demanded.

81.	Maximum validity of proxy

A valid appointment of proxy shall cease to be valid after the expiration of 12 months from the date of its execution except that it will remain valid after that for the purposes of a poll or an adjourned meeting if the meeting at which the poll was demanded or the adjournment moved was held within the 12 month period.

82.	Corporate Representatives

82.1	A corporation that is a member may, by resolution of its directors or other governing body, authorise a person or persons to act as its representative or representatives at any meeting of the Company, or at any separate meeting of the holders of any class of Shares (a “representative”).

82.2	Subject to Article 82.3, a representative is entitled to exercise (on behalf of the corporation) the same powers as the corporation could exercise if it were an individual member.

82.3	Where a corporation authorises more than one representative and more than one representative purports to exercise a power under Article 82.3 in respect of the same Shares:

82.3.1	if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; or

82.3.2	if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

82.4	A Director, the secretary or other person authorised for the purpose by the secretary may require a representative to produce a certified copy of the resolution of authorisation before permitting the representative to exercise the representative’s powers.

DIRECTORS

83.	Number of Directors

Unless otherwise determined by ordinary resolution of the Company, the number of Directors (disregarding alternate Directors) shall not be less than four and shall be subject to a maximum number as determined by the Board from time to time.

84.	No shareholding qualification for Directors

No shareholding qualification for Directors shall be required.

REMUNERATION OF DIRECTORS

85.	Expenses

The Directors may be paid all reasonable travelling, hotel and other expenses properly incurred by them in the conduct of the Company’s business performing their duties as Directors including all such reasonable expenses properly incurred in connection with attending and returning from meetings of the Board or any committee of the Board or general meetings or separate meetings of the holders of any class of Shares or debentures of the Company or otherwise in connection with the business of the Company.

86.	Extra remuneration

86.1	Any Director who is appointed to any executive office shall receive such remuneration or extra remuneration by way of salary, commission, participation in profits or otherwise as the Board or any committee authorised by the Board may determine in addition to or in lieu of any remuneration paid to, or provided for, such Director by or pursuant to any other of these Articles.

86.2	Each of the Directors (other than any Director who for the time being holds an executive office or employment with the Company or a subsidiary of the Company) shall be paid a fee for his services at such rate as may from time to time be determined by the Board or by a committee authorised by the Board.

ALTERNATE DIRECTORS

87.	Appointment, removal and resignation

87.1	Any Director (other than an alternate Director) may appoint any person to be his alternate and may revoke any such appointment, in either case by notice in writing delivered to the Secretary at the Office or delivered in any other manner (including by electronic means) approved by the Board. If the alternate Director is not already a Director, the appointment, unless previously approved by the Board, shall have effect only upon and subject to its being so approved. Any appointment of an alternate will only have effect once the person who is to be appointed has consented to act.

87.2	If his appointor so requests, an alternate Director shall (subject to his giving to the Company an address for service within the United Kingdom) be entitled to receive notice of all meetings of the Board or of committees of the Board of which his appointor is a member, to attend and vote and be counted in the quorum as a Director at any such meeting at which his appointor is not personally present, and generally, in the absence of his appointor, at the meeting to exercise and discharge all the functions, powers and duties of his appointor as a Director and for the purposes of the proceedings at the meeting, these Articles shall apply as if he were a Director. A Director present at a meeting of the Board or committee of the Board and appointed alternate for another Director shall have an additional vote for each of his appointors absent from such meeting (but shall count as one only for the purpose of determining whether a quorum is present).

87.3	Execution by an alternate Director of any document (including, without limitation, any deed) on behalf of the Company or any resolution in writing of the Board or a committee of the Board shall, unless the notice of his appointment provides to the contrary, be as effective as execution by his appointor.

87.4	An alternate Director shall cease to be an alternate Director if he resigns or if for any reason his appointment is revoked or if his appointor ceases to be a Director; but, if a Director retires by rotation or otherwise but is reappointed or deemed to have been reappointed at the meeting at which he retires, any appointment of an alternate Director made by him which was in force immediately prior to his retirement shall continue after his reappointment as if he had not retired. The appointment of an alternate Director shall be revoked on the happening of any event that, if he were a Director, would cause him to vacate such office under these Articles.

88.	Alternate to be responsible for his own acts and remuneration of alternate

An alternate Director shall be deemed an officer of the Company and shall be subject to these Articles relating to Directors (except as regards power to appoint an alternate and remuneration) and an alternate Director shall not be deemed the agent of his appointor and shall alone be responsible to the Company for his acts and defaults. An alternate Director may be interested in and benefit from contracts, arrangements, transactions and other matters or situations and be paid expenses and indemnified, and accept benefits from third parties, to the same extent as if he were a Director but, except to the extent that his appointor directs the payment to him of part or all of the remuneration which would otherwise be payable to his appointor, he shall not be entitled to any remuneration from the Company for acting in that capacity.

EXECUTIVE DIRECTORS

89.	Executive Directors

89.1	The Board may from time to time appoint one or more of its body to hold any employment or executive office with the Company for such period (subject to the Statutes) and on such other terms as the Board or any committee authorised by the Board may decide and may revoke or terminate any appointment so made. Any revocation or termination of the appointment shall be without prejudice to any claim for damages that the Director may have against the Company or that the Company may have against the Director for any breach of any contract of service between him and the Company. A Director so appointed may be paid such remuneration (whether by way of salary, commission, participation in profits or otherwise) in such manner as the Board or any committee authorised by the Board may decide.

89.2	The Board may from time to time appoint any person to any office or employment having a descriptive designation or title including the word “director” or attach to any existing office or employment with the Company such a designation or title and may at any time determine any such appointment or the use of any such designation or title. The inclusion of the word “director” in the designation or title of any such office or employment with the Company shall not imply that the holder of the office is a Director nor shall such holder thereby be empowered in any respect to act as a Director are be deemed to be a Director for any of the purposes of the Statutes or these Articles.

POWERS AND DUTIES OF DIRECTORS

90.	General powers of the Company vested In the Board

90.1	Subject to the Statutes and the Constitution, the business of the Company shall be managed by the Board, which may exercise all the powers of the Company. No alteration of the Constitution and no directions given by the Company in general meeting by special resolution shall invalidate any prior act of the Board which would have been valid if that alteration had not been made or that resolution had not been passed.

90.2	The powers given by this Article shall not be limited by any special power given to the Board by any other Article.

DELEGATION OF DIRECTORS’ POWERS

91.	Agents

91.1	The Board may, by power of attorney or otherwise, appoint any person to be the agent of the Company on such terms (including terms as to remuneration) and subject to such conditions as it may decide and may delegate to any person so appointed any of its powers, authorities and discretions (with power to sub-delegate). The Board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

91.2	The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by committee authorised by the Board.

92.	Delegation to Individual Directors

92.1	The Board may entrust to and confer upon a Director any of its powers, authorities and discretions (with power to sub-delegate) upon such terms (subject to the Statutes) and subject to such conditions and with such restrictions as it may decide. The Board may from time to time revoke or vary all or any of them but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

92.2	The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.

93.	Delegation to committees

93.1	The Board may delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee consisting of such person or persons as it thinks fit (whether a member or members of its body or not) provided that the majority of the members of the committee are Directors. Subject to any restriction on sub-delegation imposed by the Board, any committee so formed may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the Board or of the committee). Subject to any regulations imposed on it by the Board, the proceedings of any committee consisting of two or more members shall be governed by the provisions in these Articles for regulating proceedings of the Board so far as applicable except that no meeting of that committee shall be quorate for the purpose of exercising any of its powers, authorities or discretions unless a majority of the committee present at the meeting are Directors. A member of a committee shall be paid such remuneration (if any) in such manner as the Board may decide, and, in the case of a Director, either in addition to or in place of his ordinary remuneration as a Director.

93.2	The power to delegate contained in this Article shall be effective in relation to the powers, authorities and discretions of the Board generally and shall not be limited by the fact that in certain of these Articles, but not in others, express reference is made to particular powers, authorities or discretions being exercised by the Board or by a committee authorised by the Board.

SPECIFIC POWERS

94.	Provision for employees

The Board may exercise any power conferred by the Statutes to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries in connection with the cessation or the transfer to any person of the whole or part of the undertaking of the Company or that subsidiary.

95.	The Company’s name

Subject to the Statutes and any directions given by the Company in general meeting by special resolution, the Board may from time to time change the name of the Company to any name considered by the Board to be advantageous, expedient or otherwise desirable.

96.	Borrowing Powers

The Board may exercise any the powers of the Company to borrow money, to guarantee, to indemnify and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and, subject to the Statutes, to issue debentures and other securities, whether outright or as collateral security, for any debt, liability or obligation of the Company or of any third party.

APPOINTMENT AND REMOVAL OF DIRECTORS

97.	Classes of Directors

The Directors shall be divided into three classes designated Class I, Class II and Class III. Each class of Directors shall consist as nearly as possible of one third of the total number of Directors constituting the entire Board.

98.	Eligibility for appointment as a Director

Subject to Article 85, no person other than a Director retiring shall be appointed or reappointed a Director at any general meeting unless:

98.1.1	he is recommended or approved by the Board; or

98.1.2	where a Director is proposed to be appointed at an annual general meeting, not less than 90 clear days and not more than 120 clear days before the anniversary of the last annual general meeting (or where the annual general meeting is called for a date that is not 30 clear days before or after such anniversary, not later than 10 clear days following the earlier of the date on which notice of the annual general meeting was posted to members or the date on which public disclosure of the date of the annual general meeting was made), notice executed by a member qualified to vote at the meeting (not being the person to be proposed) has been delivered to the Office (or received in electronic form at the electronic address at which the Company has or is deemed to have agreed to receive it) of the intention to propose that person for appointment or reappointment stating the particulars which would, if he were so appointed or reappointed, be required to be included in the Company’s register of Directors together with notice executed by that person of his willingness to be appointed or reappointed.

99.	Power of the Company to appoint Directors

Subject to these Articles, the Company may by ordinary resolution at a general meeting appoint any person who is willing to act to be a Director, either to fill a vacancy on or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles. A resolution for the appointment of two or more persons as Directors by a single resolution shall be void unless a resolution that it shall be so proposed has first been agreed to by the meeting without any vote being given against it.

100.	Power of the Board to appoint Directors

Without prejudice to the power of the Company in general meeting under these Articles to appoint any person to be a Director, the Board may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an addition to the existing Board, but so that the total number of Directors shall not at any time exceed any maximum number fixed by or in accordance with these Articles. Any Director so appointed shall hold office only until the next following annual general meeting.

101.	Term of Office and Retirement of Directors

101.1	Subject to the Statutes, at the first general meeting which is held after the date of adoption of these Articles for the purpose of electing Directors, the Class I Directors shall be elected for a three year term of office, the Class II Directors shall be elected for a one year term of office and the Class III Directors shall be elected for a two year term of office. Subject to the Statutes, at each succeeding annual general meeting, successors to the class of Directors whose term expires at that annual general meeting shall be elected for a three year term.

101.2	A Director who retires under this Article 101 is eligible for re-election.

102.	Position of Retiring Directors

Subject to these Articles, the Company at the meeting at which a Director retires may fill the vacated office and, in default, the retiring Director shall, if willing to act, be deemed to have been reappointed unless at the meeting it is resolved not to fill the vacancy or unless a resolution for the reappointment of the Director is put to the meeting and lost. If the Director is not reappointed or deemed to be reappointed, he retain office until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

103.	Vacation of office by Directors

Without prejudice to the provisions for retirement or otherwise contained in these Articles and subject to any agreement to which the Company and any member is a party, the office of a Director shall be vacated if:

103.1.1	he resigns his office by notice delivered to the Office or tendered at a meeting of the Board;

103.1.2	he becomes bankrupt or makes any arrangement or composition with his creditors generally;

103.1.3	a registered medical practitioner who is treating the Director gives a written opinion to the Company stating that the Director has become physically or mentally incapable of acting as a director and may remain so for more than three months or, by reason of his mental health, a court makes an order which wholly or partly prevents the Director from personally exercising any powers or rights that he would otherwise have;

103.1.4	without the permission of the Board, he is absent from three consecutive meetings of the Board and the Board resolves that his office is vacated; or

103.1.5	he ceases to be a Director by virtue of the Statutes or is prohibited by law, or if applicable, any rules of Nasdaq, from being a Director or is removed from office under these Articles.

DIRECTORS’ INTERESTS

104.	Transactions between a Director and the Company or a company in which the Company is interested

104.1	Subject to the Statutes, a Director notwithstanding his office:

104.1.1	may hold any other office or place of profit with the Company (except that of Auditor) in conjunction with the office of Director and may act by himself or through his firm in a professional capacity for the Company (otherwise than as Auditor) and in either such case on such terms as to remuneration (whether by way of salary, commission, participation in profits or otherwise) and otherwise as the Board may determine, and any such remuneration shall be either in addition to or in lieu of any remuneration provided for, by or pursuant to any other Article;

104.1.2	may be a party to, or otherwise interested in, any contract with the Company or in which the Company is otherwise interested;

104.1.3	may be a director or other officer of, or employed by, or a party to any contract with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested or as regards which the Company has any powers of appointment; and

104.1.4	shall not, by reason of his office, be accountable to the Company for any remuneration or benefit which he derives from any such office or employment or from any such contract or from any interest in such body corporate and no such office, employment or contract shall be liable to be avoided on the ground of any such interest or benefit and nor shall the receipt of such remuneration or benefit constitute a breach of his duty under the Companies Act 2006 not to accept benefits from third parties provided that he has disclosed to the Board the nature and extent of any material interest of his, but no such disclosure shall be necessary of any interest in a transaction or arrangement that would not be required to be declared by the Director under the Statutes, and a general notice given to the Board that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction or arrangement of the nature and extent so specified, and for the purposes of this Article an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

104.2	The Board may cause any voting power conferred by the Shares in any other company held or owned by the Company or any power of appointment to be exercised in such manner in all respects as it thinks fit, including the exercise of either of such powers in favour of a resolution appointing the Directors, or any of them, to be directors or officers of the other company, or in favour of the payment of remuneration to the directors or officers of the other company.

104.3	Except as otherwise provided by these Articles, a Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board or of a committee of the Board concerning any matter in which he has to his knowledge, directly or indirectly, an interest (other than his interest in Shares or debentures or other securities of, or otherwise in or through, the Company) or duty which (together with any interest of a person connected with him) is material and, if he shall do so, his vote shall not be counted. A Director shall be entitled to vote on and be counted in the quorum in respect of any resolution concerning any of the following matters:

104.3.1	the giving to him of any guarantee, security or indemnity in respect of money lent or obligations incurred by him or by any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

104.3.2	the giving by the Company of any guarantee, security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which he himself has assumed responsibility in whole or in part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

104.3.3	his subscribing or agreeing to subscribe for, or purchasing or agreeing to purchase, any Shares, debentures or other securities of the Company or any of its subsidiary undertakings as a holder of securities, or his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any such Shares, debentures, or other securities by the Company or any of its subsidiary undertakings for subscription, purchase or exchange;

104.3.4	any contract concerning any company (not being a company in which the Director owns one per cent or more (as defined in this Article)) in which he is interested, directly or indirectly, and whether as an officer, member, creditor or otherwise;

104.3.5	any arrangement for the benefit of employees of the Company or any of its subsidiary undertakings under which he benefits in a similar manner as the employees and which does not accord to any Director as such any privilege or advantage not accorded to the employees to whom the arrangement relates;

104.3.6	any contract concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any Directors or for persons who include Directors; or

104.3.7	any indemnity permitted by these Articles (whether in favour of the Director or others as well) against any costs, charges, expenses, losses and liabilities sustained or incurred by him as a Director or as a director of any of the Company’s subsidiary undertakings, or any proposal to provide funds to meet any expenditure incurred or to be incurred by him in defending himself in any criminal or civil proceeding in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any of its subsidiary undertakings, or any investigation, or action proposed to be taken, by a regulatory authority in that connection, or for the purposes of any application for relief under the Companies Act 2006, or in order to enable him to avoid incurring such expenditure.

104.4	A Director shall not vote on, or be counted in the quorum in relation to, any resolution of the Board concerning his own appointment, or the settlement or variation of the terms or the termination of his own appointment, as the holder of any office or place of profit with the Company or any company in which the Company is interested but, where proposals are under consideration concerning the appointment, or the settlement or variation of the terms or the termination of the appointment, of two or more Directors to offices or places of profit with the Company or any company in which the Company is interested, a separate resolution may be put in relation to each Director and in that case each of the Directors concerned shall be entitled to vote on and be counted in the quorum in relation to each resolution which does not concern either: (a) his own appointment or the settlement or variation of the terms or the termination of his own appointment; or (b) the appointment of another Director to an office or place of profit with a company in which the Company is interested and in which the Director seeking to vote or be counted in the quorum is interested by virtue of owning of one per cent or more (as defined in this Article).

104.5	A company shall be deemed to be a company in which a Director owns one per cent or more if and so long as he is directly or indirectly the holder of or beneficially interested in one per cent or more of any class of the equity share capital of such company or of the voting rights available to members of such company. For this purpose, there shall be disregarded any Shares held by a Director as bare or custodian trustee and in which he has no beneficial interest, any Shares comprised in a trust in which the Director’s interest is in reversion or remainder (if and so long as some other person is entitled to receive the income from such trust) and any Shares comprised in an authorised unit trust scheme in which the Director is interested only as a unit holder.

104.6	Where a company in which a Director owns one per cent or more is materially interested in a contract, he shall also be deemed to be materially interested in that contract.

104.7	For the purposes of this Article, an interest of a person who is, for any purpose of the Statutes (excluding any statutory modification of it not in force when this Article becomes binding on the Company), connected with a Director shall be treated as an interest of the Director and, in relation to an alternate Director, an interest of his appointer shall be treated as an interest of the alternate Director without prejudice to any interest which the alternate Director has otherwise.

104.8	References in this Article to a contract include references to any proposed contract and to any transaction or arrangement whether or not constituting a contract.

104.9	If any question shall arise at any meeting of the Board as to the materiality of the interest of a Director (other than the chairperson of the meeting) or as to the entitlement of any Director (other than the chairperson of the meeting) to vote or be counted in the quorum and the question is not resolved by his voluntarily agreeing to abstain from voting or not to be counted in the quorum, the question shall be referred to the chairperson of the meeting and his ruling in relation to the Director concerned shall be conclusive except in a case where the nature or extent of his interest (so far as it is known to the Director) has not been fairly disclosed to the Board. If any question shall arise in respect of the chairperson of the meeting, the question shall be decided by resolution of the Board (for which purpose the chairperson shall be counted in the quorum but shall not vote on the matter) and the resolution shall be conclusive except in a case where the nature or extent of the interest of the chairperson of the meeting (so far as it is known to him) has not been fairly disclosed to the Board.

104.10	Subject to the Statutes and the Listing Rules (as they may be amended from time to time) of the UK Listing Authority, the Company may by ordinary resolution suspend or relax the provisions of this Article to any extent or ratify any contract not properly authorised by reason of a contravention of this Article.

105.	Conflicts of interest requiring Board authorisation

105.1	The Board may, provided the quorum and voting requirements set out below are satisfied, authorise any matter that would otherwise involve a Director breaching his duty under the Companies Act 2006 to avoid conflicts of interest.

105.2	Any Director (including the Director concerned) may propose that the Director concerned be authorised in relation to any matter the subject of such a conflict. Such proposal and any authority given by the Board shall be effected in the same way that any other matter may be proposed to and resolved upon by the Board under the provisions of these Articles, except that the Director concerned and any other Director with a similar interest:

105.2.1	shall not count towards the quorum at the meeting at which the conflict is considered;

105.2.2	may, if the other members of the Board so decide, be excluded from any Board meeting while the conflict is under consideration; and

105.2.3	shall not vote on any resolution authorising the conflict except that, if he does vote, the resolution will still be valid if it would have been agreed to if his vote had not been counted.

105.3	Where the Board gives authority in relation to such a conflict:

105.3.1	the Board may (whether at the time of giving the authority or at any time or times subsequently) impose such terms upon the Director concerned and any other Director with a similar interest as it may determine, including, without limitation, the exclusion of that Director and any other Director with a similar interest from the receipt of information, or participation in discussion (whether at meetings of the Board or otherwise) related to the conflict;

105.3.2	the Director concerned and any other Director with a similar interest will be obliged to conduct himself in accordance with any terms imposed by the Board from time to time in relation to the conflict but will not be in breach of his duties as a Director by reason of his doing so;

105.3.3	the authority may provide that, where the Director concerned and any other Director with a similar interest obtains information that is confidential to a third party, the Director will not be obliged to disclose that information to the Company, or to use the information in relation to the Company’s affairs, where to do so would amount to a breach of that confidence;

105.3.4	the authority may also provide that the Director concerned or any other Director with a similar interest shall not be accountable to the Company for any benefit that he receives as a result of the conflict;

105.3.5	the receipt by the Director concerned or any other Director with a similar interest of any remuneration or benefit as a result of the conflict shall not constitute a breach of the duty under the Companies Act 2006 not to accept benefits from third parties;

105.3.6	the terms of the authority shall be recorded in writing (but the authority shall be effective whether or not the terms are so recorded); and

105.3.7	the Board may withdraw the authority at any time.

DIRECTORS’ GRATUITIES AND PENSIONS

106.	Directors’ gratuities and pensions

106.1	The Board or any committee authorised by the Board may exercise all the powers of the Company to provide benefits, whether by the payment of gratuities, pensions, annuities, allowances, bonuses or by insurance or otherwise, for any Director or former Director who holds or who has held but no longer holds any executive office, other office, place of profit or employment with the Company or with any body corporate which is or has been a subsidiary undertaking of the Company or a predecessor in business of the Company or of any such subsidiary undertaking, and for any member of his family (including a spouse and a former spouse) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office, place of profit or employment) establish, maintain, support, subscribe to and contribute to any scheme, trust or fund for the benefit of all or any such persons and pay premiums for the purchase or provision of any such benefits. The Board or any committee authorised by the Board may procure any of these matters to be done by the Company either alone or in conjunction with any other person.

106.2	No Director or former Director shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not disqualify any person from being or becoming a Director.

PROCEEDINGS OF THE BOARD

107.	Board meetings

The Board may meet for the despatch of business, adjourn and otherwise regulate its meetings as it thinks fit. A Director may, and the Secretary on the requisition of a Director shall, convene a meeting of the Board.

108.	Notice of Board meetings

Notice of a Board meeting shall be deemed to be properly given to a Director if it is given to him personally or by word of mouth or sent in writing or in electronic form to him at his last known address or any other address given by him to the Company for this purpose. A Director may waive notice of any meeting either before or after the meeting.

109.	Voting

Questions arising at a meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairperson shall not have a second or casting vote and the matter shall be deemed decided in the negative.

110.	Quorum

The quorum necessary for the transaction of the business of the Board may be fixed by the Board and unless so fixed at any other number shall be a majority of the Directors at any time in office. If the necessary quorum is not present within thirty minutes of the time at which the Directors’ meeting was due to start, or if during the meeting a quorum ceases to be present, the meeting shall be adjourned for the consideration of the same business until the same time and place on the day that is the third day after such meeting when those Directors present (being at least two) shall constitute quorum. Subject to these Articles, any Director who ceases to be a Director at a Board meeting may continue to be present and to act as a Director and be counted in the quorum until the termination of the Board meeting if no other Director objects and if otherwise a quorum of Directors would not be present.

111.	Board vacancies below minimum number

The continuing Directors or a sole continuing Director may act notwithstanding any vacancies on the Board, but, if the number of Directors is less than the minimum number fixed by or in accordance with these Articles, the continuing Directors or Director may act only for the purpose of filling vacancies on the Board or of convening a general meeting of the Company. If there are no Directors or Director able or willing to act, any two members may call a general meeting of the Company for the purpose of appointing Directors.

112.	Appointment of chairperson

The Board may appoint a Director to be the chairperson of the Board and may at any time remove him from that office. Unless he is unwilling to do so, the Director so appointed shall preside at every meeting of the Board at which he is present. But if there is no Director holding that office, or if the Director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairperson of the meeting.

113.	Competence of the Board

A meeting of the Board at which a quorum is present shall be competent to exercise all powers, authorities and discretions for the time being vested in or exercisable by the Board.

114.	Participation in meetings by telephone

All or any of the members of the Board or of any committee of the Board may participate in a meeting of the Board or that committee by means of a conference telephone or any communication equipment that allows all persons participating in the meeting to hear and speak to each other. A person so participating shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly. Such a meeting shall be deemed to take place where the largest group of those participating is assembled, or, if there is no such group, where the chairperson of the meeting is and shall be deemed to be a meeting even if there is only one person physically present where it is deemed to take place.

115.	Written resolutions

115.1	A resolution in writing signed by all the Directors entitled to receive notice of a meeting of the Board (if that number is sufficient to constitute a quorum) or by all the members of a committee of the Board shall be as valid and effectual as if it had been passed at a meeting of the Board or that committee duly convened and held and may be contained in one document (or in several documents in all substantial respects in like form) each signed by one or more of the Directors or members of that committee. Any such document may be constituted by letter or (provided ii is in writing) in electronic form or otherwise as the Board may from time to time approve.

116.	Company books

116.1	The Board shall cause minutes to be made in books kept for the purpose of recording:

116.1.1	all appointments of officers made by the Board;

116.1.2	all proceedings at meetings of the Company, of the holders of any class of Shares and of the Board and of committees of the Board, including the names of the Directors or members of a committee of the Board present at each such meeting.

116.2	Subject to the Statutes, any such minutes, if purporting to be signed by the chairperson of the meeting at which the appointments were made or proceedings held or by the chairperson of the next succeeding meeting, shall be sufficient evidence of the facts stated in them without any further proof.

117.	Validity of acts of the Board or a committee

All acts done by the Board or by a committee of the Board, or by a person acting as a Director or member of a committee of the Board shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, member of a committee of the Board, or person acting as a Director, or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if each such person had been duly appointed and was qualified and had continued to be a Director or member of the committee and had been entitled to vote.

COMPANY SECRETARY

118.	Appointment and removal of Company Secretary

118.1	Subject to the Statutes, the Secretary shall be appointed by the Board at such remuneration and upon such terms as it thinks fit. If thought fit, two or more persons may be appointed as joint Secretaries with the power to act jointly and severally. Any Secretary so appointed may be removed by the Board.

118.2	The Board may from time to time appoint an assistant or deputy secretary who, during such time as there may be no Secretary or no Secretary capable of acting, may act as Secretary and do any act authorised or required by these Articles or by law to be done by the Secretary. The signature of any document as Secretary by such assistant or deputy secretary shall be conclusive evidence (without invalidating that signature for any purpose) that at the time of signature there was no Secretary or no Secretary capable of acting.

THE SEAL

119.	Use of seal

The Seal shall only be used by the authority of the Board or of a committee authorised by the Board in that behalf. The Board or any such committee may determine who shall sign any instrument to which the Seal is affixed and unless otherwise so determined it shall be signed by one Director and the Secretary or by two Directors, and any instrument to which the Seal is applied need not, unless the Board for the time being otherwise decides or the law otherwise requires, be signed by any person.

DIVIDENDS

120.	Company may declare dividends

Subject to the Statutes, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Board. Subject to the Statutes, any determination by the Board of the amount of profits at any time available for distribution shall be conclusive.

121.	Board may pay interim dividends and fixed dividends

Subject to the Statutes, the Board may pay interim dividends if it appears to the Board that they are justified by the financial position of the Company. If the share capital of the Company is divided into different classes, the Board may pay interim dividends on Shares which confer deferred or non-preferred rights to dividends as well as on Shares which confer preferential or special rights to dividends, but no interim dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears. The Board may also pay at intervals settled by it any dividend payable at a fixed date if it appears to the Board that the financial position of the Company justifies the payment. If the Board acts in good faith, it shall not incur any liability to the holders of Shares conferring preferred rights for any loss which they may suffer by reason of the lawful payment of an interim dividend on any Shares having deferred or non-preferred rights.

122.	Calculation and currency of dividends

122.1	Except in so far as the rights attaching to any Share otherwise provide, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid, but (for the purposes of this Article only) no amount paid up on a Share in advance of calls shall be treated as paid up on the Share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the Shares during any portion or portions of the period in respect of which the dividend is paid; but, if any Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

122.2	Dividends may be declared or paid in any currency and the Board may agree with any member that dividends which may at any time or from time to time be declared or become due on his Shares in one currency shall be paid or satisfied in another, and may agree the basis of conversion to be applied and how and when the amount to be paid in the other currency shall be calculated and paid and for the Company or any other person to bear any costs involved.

123.	Waiver of dividends

The waiver in whole or in part of any dividend on any Share by any document (whether or not under seal) shall be effective only if such document is signed by the relevant member (or the person becoming entitled by transmission to the Share) and delivered to the Company and if or to the extent that it is accepted as such or acted upon by the Company.

124.	Non-cash dividends

A general meeting declaring a dividend may, upon the recommendation of the Board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets and, in particular, of paid-up Shares or debentures of any other company and, where any difficulty arises concerning such distribution, the Board may settle it as the Board thinks expedient and in particular may issue fractional certificates and, authorise and instruct any person to sell and transfer any fractions or may ignore fractions altogether, and may fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the basis of the value so fixed in order to secure equality of distribution and may vest any assets to be distributed in trustees as the Board may consider expedient.

125.	Right to deduct a mounts due on Shares from dividends

The Board may deduct from any dividend or other monies payable in respect of a Share to a member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in respect of Shares of the Company.

126.	No interest on dividends

No dividend or other monies payable in respect of a Share shall bear interest against the Company unless otherwise provided by the rights attached to the Share.

127.	Payment procedure

127.1	All dividends and interest shall belong and be paid (subject to any lien of the Company) to those entitled members whose names shall be on the Register at the date at which such dividend shall be declared or at the date on which such interest shall be payable respectively, or at such other date as the Company by ordinary resolution or the Board may determine notwithstanding any subsequent transfer or transmission of Shares.

127.2	The Company may pay any dividend, interest or other monies payable in cash in respect of Shares by direct debit, bank transfer, cheque, dividend warrant, money order or by any other method (including by electronic means) as the Board may consider appropriate. For Uncertificated Shares, any payment may be made by means of the Relevant System (subject always to the facilities and requirements of the Relevant System) and such payment may he made by the Company or any person on its behalf by sending an instruction to the Operator of the Relevant System to credit the cash memorandum account of the holder or joint holders of such Shares or, if permitted by the Company, of such person as the holder or joint holders may in writing direct.

127.3	Every such cheque, warrant or order shall be made payable to the person to whom it is sent, or to such other person as the holder or the joint holders may in writing direct, and may be sent by post or equivalent means of delivery directed to the registered address of the holder or, in the case of joint holders, to the registered address of the joint holder whose name stands first in the Register, or to such person and to such address as the holder or joint holders may in writing direct.

127.4	Every such payment made by direct debit or bank transfer shall be made to the holder or joint holders or to or through such other person as the holder or joint holders may in writing direct.

127.5	The Company shall not be responsible for any Joss of any such cheque, warrant or order and any payment made in any manner permitted by these Articles shall be at the sole risk of the holder or joint holders. Without prejudice to the generality of the foregoing, if any such cheque, warrant or order has been, or is alleged to have been, lost, stolen or destroyed, the Board may, on request of the person entitled thereto, issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out of pocket expenses of the Company in connection with the request as the Board may think fit.

127.6	The issue of such cheque, warrant or order, the collection of funds from or transfer of funds by a bank in accordance with such direct debit or bank transfer, or in accordance with the facilities an requirements of the Relevant System concerned, shall be a good discharge to the Company.

128.	Receipt by Joint holders

If several persons are registered as joint holders of any Share, either of them may give effectual receipts for any dividend mother monies payable in respect of the Share.

129.	Where payment of dividends need not be made

The Company may cease to send any cheque or warrant through the post or to effect payment by any other means for any dividend or other monies payable in respect of a Share which is normally paid in that manner on that Share if in respect of at least two consecutive dividends payable on that Share payment, through no fault of the Company, has not been effected (or, following one such occasion, reasonable enquiries have failed to establish any new address of the holder) but, subject to these Articles, the Company shall recommence payments in respect of dividends or other monies payable on that Share by that means if the holder or person entitled by transmission claims the arrears of dividend and does not instruct the Company to pay future dividends in some other way.

130.	Unclaimed dividends

All dividends, interest or other sums payable unclaimed for one year after having become due for payment may be invested or otherwise made use of by the Board for the benefit of the Company until claimed. The retention by the Company of, or payment into a separate account of, any unclaimed dividend or other monies payable on or in respect of a Share into a separate account shall not constitute the Company a trustee in respect of it. Any dividend, interest or other sum unclaimed after a period of 12 years from the date when it became due for payment shall be forfeited and shall revert to the Company.

CAPITALISATION OF PROFITS

131.	Capitalisation of profits

131.1	Upon the recommendation of the Board, the Company may pass an ordinary resolution to the effect that it is desirable to capitalise all or any part of any undivided profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution). The Board is generally and unconditionally authorised to capitalise or all or any part of any sum standing to the credit of any reserve or fund (whether or not available for distribution).

131.2	Subject as provided below, the Board may appropriate the sum resolved to be capitalised to the members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any Shares held by them respectively, or (subject to approval by ordinary resolution and to any subsisting special rights previously conferred on any Shares or class of Shares) in paying up in full unissued Shares of any class or debentures of the Company of a nominal amount equal to that sum, and allot the Shares or debentures credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other provided that:

131.2.1	the Company shall for the purposes of this Article be deemed to be such a member in relation to any Shares held as treasury shares which, if not so held, would have ranked for any such distribution by way of dividend, but only insofar as the appropriated sum is to be applied in paying up in full unissued Shares; and

131.2.2	the share premium account, the capital redemption reserve, and any reserve or fund representing profits which are not available for distribution may only be applied in paying up in full unissued Shares.

131.3	The Board may authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any Shares or debentures to which they are entitled upon such capitalisation and any matters incidental thereto, any agreement made under such authority being binding on all such members.

131.4	If any difficulty arises concerning any distribution of any capitalised reserve or fund, the Board may subject to the Statutes settle it as the Board considers expedient and in particular may issue fractional certificates, authorise any person to sell and transfer any fractions or resolve that the distribution should be made as nearly as practicable in the correct proportion or may ignore fractions altogether, and may determine that cash payments shall be made to any members in order to adjust the rights of all parties as the Board considers expedient.

131.5	Where, pursuant to an employees’ share scheme, the Company has granted options to subscribe for Shares on terms which provide (inter alia) for adjustments to the subscription price payable on the exercise of such options or to the number of Shares to be allotted upon such exercise in the event of any increase or reduction in, or other reorganisation of, the Company’s issued share capital and an otherwise appropriate adjustment would result in the subscription price for any Share being less than its nominal value, then, subject to and in accordance with the provisions of the Statutes, the Board may, on the exercise of any of the options concerned and payment of the subscription which would have applied had such adjustment been made, capitalise any such profits or other sum as is mentioned in Article 132 to the extent necessary to pay up the unpaid balance of the nominal value of the Shares which fall to be allotted on the exercise of such options and apply such amount in paying tip such balance and allot Shares fully paid accordingly. The other provisions of this Article 132 shall apply mutatis mutandis to any such capitalisation except that the authority of an ordinary resolution of the Company shall not be required.

AUTHENTICATION OF DOCUMENTS

132.	Authentication of documents

Any Director or the Secretary or any person appointed by the Board for the purpose shall have power to authenticate any documents or other information affecting the Constitution and any resolutions passed by the Company or the Board or any committee and any books, records, accounts, documents and other communications relating to the business of the Company and to certify copies or extracts as true copies or extracts. Anything purporting to be a copy of a resolution, or an extract from the minutes of a meeting, of the Company, the Board or any committee which is certified as such in accordance with this Article shall be conclusive evidence in favour of all persons dealing with the Company upon the faith of such copy that such resolution has been duly passed or, as the case may be, that such minute or extract is a true and accurate record of proceedings at a duly constituted meeting.

RECORD DATES

133.	Power to choose record date

133.1	Notwithstanding any other provision of these Articles, the Company or the Board may fix any date as the record date for any dividend, distribution, allotment or issue and such record date may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made.

133.2	The Board may fix in advance a date as the record date to determine the members entitled to notice of or to vote at a general meeting.

133.3	If no such record date is fixed, the record date shall be the date on which notice of the meeting is sent or the date. A determination of members entitled to vote at any meeting of members in accordance with this Article, shall apply to any adjournment thereof.

ACCOUNTS AND OTHER RECORDS

134.	Records to be kept

The Board shall cause accounting records to be kept sufficient to give a true and fair view of the Company’s state of affairs and to comply with the Statutes.

135.	Copy of accounts to be sent to members

A copy of every profit and loss account and balance sheet, including all documents required by law to be annexed to the balance sheet which is to be laid before the Company in general meeting, together with copies of the Directors’ and of the Auditors’ reports (or such other documents which may be required or permitted by law to be sent in their place) shall not less than 21 clear days before the date of the meeting be sent or supplied in any manner permitted by these Articles to every member (whether or not he is entitled to receive notices of general meetings of the Company), and to every holder of debentures of the Company (whether or not he is so entitled), and to the Auditors provided that if the Company is permitted by law to send or supply to any member, to any holder of debentures of the Company or to the Auditors any summary financial statement in place of all or any of such profit and loss account and balance sheet or other documents, this Article shall impose no greater obligation on the Company than that imposed by law; but this Article shall not require a copy of those documents to be sent or supplied to any member or holder of debentures of whose address the Company is unaware or to more than one of the joint holders of any Shares or debentures.

136.	Inspection of records

No member in his capacity as a member shall have any right of inspecting any record, book or document of any description belonging to the Company except as conferred by the Statutes or authorised by the Board or by ordinary resolution of the Company.

137.	Destruction of documents

137.1	Subject to compliance with the system’s rules, the Company may destroy:

137.1.1	any instrument of transfer of Shares and any other document on the basis of which an entry is made in the Register, at any time after the expiration of six years from the dale of registration;

137.1.2	any instruction concerning the payment of dividends or other monies in respect of any Share or any notification of change of name or address, at any time after the expiration of two years from the date the instruction or notification was recorded; and

137.1.3	any share certificate which has been cancelled, at any time after the expiration of one year from the date of cancellation;

provided that the Company may destroy any such type of document after such shorter period as the Board may determine if a copy of such document is retained on microfilm or by other similar means and is not destroyed earlier than the original might otherwise have been destroyed in accordance with this Article.

137.2	It shall conclusively be presumed in favour of the Company that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every share certificate so destroyed was a valid and effective document duly and properly cancelled and that every other document so destroyed was a valid and effective document in accordance with its particulars recorded in the books or records of the Company provided that:

137.2.1	this Article shall apply only to the destruction of a document in good faith and without express notice that its retention was relevant to any claim (regardless of the parties to the claim);

137.2.2	nothing contained in this Article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than the times referred to in this Article or in any case where the conditions of this Article are not fulfilled; and

137.2.3	references in this Article to the destruction of any document or thing include references to its disposal in any manner.

137.3	References in this Article 138 shall include, in relation to Uncertificated Shares, instructions and/or notifications made in accordance with the Relevant System relating to the transfer of such Shares.

COMMUNICATIONS

138.	Form of communications

138.1	Except to the extent that these Articles provide otherwise, and subject to compliance with the Statutes, anything sent or supplied by or to any person, including the Company, under these Articles may be sent or supplied, whether or not because the Statutes require it to be sent or supplied, in any way (including, except in the case of anything supplied to the Company, by making it available on a website) in which documents or information required to be sent or supplied may be sent or supplied by or to that person in accordance with the Companies Act 2006.

138.2	Except insofar as the Statutes require otherwise, the Company shall not be obliged to accept any notice, document or other information sent or supplied to the Company in electronic form unless it satisfies such stipulations, conditions or restrictions (including for the purpose of authentication) as the Board thinks fit, and the Company shall be entitled to require any such notice, document or information to be sent or supplied in hard copy form instead.

138.3	Where a notice or document to be sent, delivered or served to or on a member relates to Uncertificated Shares, the Company can send, deliver or serve any such notice or other document to or on a member through a Relevant System.

138.4	Any notice, document or other communication (including copies of accounts or summary financial statements) to be given to or by any person pursuant to these Articles (other than a notice calling a Board meeting) shall be in writing except that, if it is in electronic form, it need not be in writing unless these Articles specifically require it to be.

138.5	Subject to the Statutes, the Board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means under these Articles.

138.6	Nothing in these Articles shall prevent the Company from sending or supplying any notice, document or information in hard copy form instead of in electronic form on any occasion.

139.	Communication with joint holders

In the case of joint holders of a Share, all notices, documents or other information shall be given to the joint holder whose name stands first in the Register in respect of the joint holding and shall be deemed to have been given to both the joint holders. Any agreement by that holder that notices, documents and other information may be sent or supplied in electronic form or by being made available on a website shall be binding on all the joint holders.

140.	Communication with overseas members

A member whose registered address is not within the United Kingdom and who notifies the Company of an address within the United Kingdom at which documents or information may be supplied to him shall be entitled to have such things supplied to him at that address, but otherwise no such member shall be entitled to receive any document or information from the Company. Such address may, at the Board’s discretion, be an electronic address but the Board may at any time without prior notice (and whether or not the Company has previously sent or supplied any documents or information in electronic form to that electronic address) refuse to send or supply any documents or information to that electronic address if it believes that its refusal is necessary or expedient in relation to any legal or practical problems under the laws of, or the requirements of any regulatory body or stock exchange or other authority in, any territory, or that for any other reason it should not send or supply any documents or information to that electronic address.

141.	Communication with person entitled by transmission

Where a person is entitled by transmission to a Share, any notice, document or other information may be sent or supplied to him by the Company in any manner in which might have been sent or supplied to the holder if that person had not become so entitled, and as if that person’s address were that noted in the Register as the holder’s registered address or were the electronic address (if any) specified by the holder. Otherwise, any notice, document or other information sent or supplied to any member pursuant to these Articles shall, notwithstanding that the member is then dead or bankrupt or that any other event giving rise to the transmission of the Share by operation of law has occurred and whether or not the Company has notice of the death, bankruptcy or other event, be deemed to have been properly sent or supplied in respect of any Share registered in the name of that member as sole or joint holder.

142.	When notice deemed served

142.1	Any notice, document or other information:

142.1.1	if sent by the Company by post or other delivery service shall be deemed to have been received on the day (whether or not ii is a working day) following the day (whether or not it was a working day) on which it was put in the post or given to the delivery agent and, in proving that it was duly sent, it shall be sufficient to prove that the notice, document or information was properly addressed, prepaid and put in the post or duly given to the delivery agent;

142.1.2	if sent by the Company by electronic means in accordance with the Statutes shall be deemed to have been received on the same day that it was sent, and proof that it was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that it was sent;

142.1.3	if sent by the Company by means of a Relevant System shall be deemed to have been received when the Company or any sponsoring system participant acting on its behalf sends the issuer-instruction relating to the notice, document or other information;

142.1.4	if made available on a website in accordance with the Statutes shall be deemed to have been received when notification of its availability on the website is deemed to have been received or, if later, when it is first made available on the website;

142.1.5	not sent by post or other delivery service but delivered personally or left by the Company at the address for that member on the Register shall he deemed to have been received on the day (whether or not it was a working day) and at the time it was so left;

142.1.6	sent or delivered by a relevant system shall be deemed to have been received when the Company (or a sponsoring system-participant acting on its behalf) sends the issuer instructions relating to the notice, document or information;

142.1.7	sent or supplied by the Company by any other means agreed by the member concerned shall be deemed to have been received when the Company has duly performed the action it has agreed to take for that purpose; and

142.1.8	to be given by the Company by advertisement shall be deemed to have been received on the day on which the advertisement appears.

143.	Record date

Any notice, document or information may be sent or supplied by the Company by reference to the Register as it stands at any time not more than 21 days before the day it was sent or supplied. No change in the Register after that time shall invalidate the delivery of that notice, document or information, and every person not on the Register in relation to a particular Share at that time who derives any title or interest in the Share shall be bound by the notice, document or information without the Company being obliged to send or supply it to that person.

144.	Loss of entitlement to receive communications

If on two consecutive occasions notices, documents or information have been sent to any member at the registered address or his address (including an electronic address) for the service of notices but, through no fault of the Company, have been undelivered, such member shall not from then on be entitled to receive notices, documents or other information from the Company until he has notified to the Company in writing a new address within the United Kingdom to be either his registered address or his address (including an electronic address) for the service of notices.

WINDING-UP

145.	Distribution in kind

If the Company commences liquidation, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by law:

145.1.1	divide among the members in kind the whole or any part of the assets of the Company (whether the assets are of the same kind or not) and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members or otherwise as the resolution may provide; or

145.1.2	vest the whole or any part of the assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall determine,

but no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

146.	Indemnity and provision of funds

Subject to, and to the extent not avoided by, the Statutes but without prejudice to any indemnity to which he may otherwise be entitled:

146.1.1	any person who is or was at any time a Director, Secretary or other officer (unless the office is or was as Auditor) of the Company or of any of its subsidiary undertakings may be indemnified out of the assets of the Company to whatever extent the Board may determine against any costs, charges, expenses, losses and liabilities sustained or incurred by him in the actual or purported execution of his duties or in the exercise or purported exercise of his powers or otherwise in connection with his office, whether or not sustained or incurred in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or the relevant subsidiary undertaking; and

146.1.2	the Board shall have power to provide funds to meet any expenditure incurred or to be incurred by any such person in defending himself in any criminal or civil proceeding in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any of its subsidiary undertakings, or any investigation, or action proposed to be taken, by a regulatory authority in that connection, or for the purposes of any application under the Companies Act 2006, or in order to enable him to avoid incurring any such expenditure.

147.	Power to insure

The Board may purchase and maintain insurance at the expense of the Company for the benefit of any person who is or was at any time a Director or other officer (unless the office is or was as Auditor) or employee of the Company or of any subsidiary undertaking of the Company or of any body corporate in which the Company has an interest (whether direct or indirect) or who is or was at any time a trustee of any pension fund or employee benefits trust in which any employee of the Company or of any such subsidiary undertaking or body corporate is or has been interested, indemnifying such person against any liability which may attach to him, and any loss or expenditure which he may incur, in relation to anything actually or allegedly done or omitted to be done by him as a Director, officer, employee or trustee, whether or not it involves any negligence, default, breach of duty or breach of trust by him in relation to the Company or the relevant undertaking, body corporate, fund or trust.

MANDATORY OFFER PROVISIONS

148.	Mandatory Offer

148.1	Save as otherwise permitted in compliance with any agreement to which the Company and any member is a party, a person (other than a Depositary) must not:

148.1.1	effect or purport to effect a Prohibited Acquisition (as defined in Article 148.8); or

148.1.2	except as a result of a Permitted Acquisition:

(a)	whether by a series of transactions over a period of time or not, acquire an interest in Shares which (on their own or taken together with Shares in which persons determined by the Board to be acting in concert with the relevant persons are interested) carry 30% or more of the voting rights of the Company; or

(b)	where the person (alone or together with persons determined by the Board to be acting in concert with the relevant person) is interested in Shares that in aggregate carry not less than 30% but not more than 50% of the voting rights of the Company, acquire, whether singly or with persons determined by the Board to be acting in concert with the person, an interest in any other Shares that (on their own taken or together with any interests in Shares held by persons determined by the Board to be acting in concert with the person) increases the percentage of Shares carrying voting rights in which the person is interested,

(each of (a) and (b) a “Limit”).

148.2	Where any person (other than a Depositary) breaches any Limit, except as a result of a Permitted Acquisition, or becomes interested in any Shares as a result of a Prohibited Acquisition, that person is in breach of these Articles.

148.3	Where the Board has reason to believe that any Limit is or may be breached or any Prohibited Acquisition has been or may be effected it may require any member or any other person (other than, in each case, a Depositary in its capacity as a Depositary) to provide details of: (i) any persons acting in concert with such member or other person; (ii) any interests in Shares of such member or other person (or any persons acting in concert with them); and (iii) any other information, as in each case the Board considers appropriate to determine any of the matters under this Article 148.

148.4	Where the Board determines (at any time and without any requirement to have first exercised any of its rights under Article 148.3) that any Limit is breached (and, in the case of a breach of a Limit that is capable of becoming a Permitted Acquisition in accordance with the provisions of Article 148.8.3, at any time that such acquisition has not become a Permitted Acquisition) or any Prohibited Acquisition has been effected (or is purported) by any person (such person, together with any persons determined by the Board to be acting in concert with the person, being “Breaching Persons”), the Board may do all or any of the following:

148.4.1	require any member or person appearing or purporting to be interested in any Shares of the Company or any other person (other than, in each case, a Depositary in its capacity as Depositary) to provide such information as the Board considers appropriate to determine any of the matters under this Article 148 (including, without limitation, information regarding (i) any persons acting in concert with such member or other person, and (ii) any interests in Shares of such member (or other person or any persons acting in concert with any of them);

148.4.2	have regard to such public filings as it considers appropriate to determine any of the matters under this Article 148;

148.4.3	make such determinations under this Article 148 as it thinks fit, either after calling for submissions from affected members or other persons or without calling for such submissions;

148.4.4	determine that members shall not be entitled in respect of any Shares held by or on behalf of the Breaching Persons, or which the Breaching Persons are interested, in breach of this Article 148 (together the “Relevant Shares”) to be present or to vote or procure or instruct another person to vote (in each case either in person or by proxy) at a general meeting or at a separate meeting of the holders of a class of Shares shall be disregarded;

148.4.5	determine that any dividend or other distribution (or any part of a dividend or other distribution) or other amount payable in respect of the Relevant Shares shall be withheld by the Company, which shall have no obligation to pay interest on it, and that the relevant member shall not be entitled to elect to receive Shares instead of a dividend (to the extent otherwise permitted);

148.4.6	determine that no transfer of any certificated Relevant Shares (other than any Relevant Shares held by a Depositary in its capacity as Depositary) to or from a Breaching Person shall be registered; and

148.4.7	take such other action as it thinks fit for the purposes of this Article 148 including:

(a)	prescribing rules (not inconsistent with this Article 148);

(b)	setting deadlines for the provision of information;

(c)	drawing adverse inferences where information requested is not provided;

(d)	making determinations or interim determinations;

(e)	appointing an expert to advise the Board on any issues arising from this Article 148, including any questions of interpretation;

(f)	executing documents on behalf of a member (other than where the member is a Depositary);

(g)	converting any Relevant Shares held in uncertificated form into certificated form or vice versa;

(h)	paying costs and expenses out of proceeds of sale; and

(i)	charging any decision or determination or rule previously made.

148.5	For the purposes of enforcing the sanction in Article 148.4.6, the Board may give notice to the relevant member and/or Breaching Person requiring the member and/or Breaching Person to change the Relevant Shares held in uncertificated form into certificated form by the time stated in the notice. The notice may also state that the member and/or Breaching Person may not change any Relevant Shares held in certificated form to uncertificated form. If the member and/or Breaching Person does not comply with the notice, the Board may require the Operator to convert Relevant Shares held in uncertificated form into certificated form in the name and on behalf of the relevant member and/or Breaching Person in accordance with the Uncertificated Securities Rules or a Depositary to convert such number of Relevant Shares into certificated form in the name and on behalf of the member and/or Breaching Person in question.

148.6	Where any Relevant Shares are held by a Depositary (in its capacity as a Depositary), the provisions of this Article 148 shall be treated as applying only to such Relevant Shares held by a Depositary on behalf of Breaching Persons and not to any other Shares held by the relevant Depositary.

148.7	No Depositary shall be in breach of Article 148.1 or 148.2 or be a Breaching Person solely as a result of holding any Shares (or interests in Shares) in its capacity as Depositary provided that any Shares held by any such Depositary (or in which such Depositary is interested) may still be Relevant Shares. Notwithstanding the preceding sentence, all interests in Shares held by or on behalf of persons other than a Depositary with respect to Shares (or interests in Shares) held by such Depositary shall be taken into account for all purposes of this Article.

148.8	For the purposes of this Article, an acquisition is a “Permitted Acquisition” or, in the case of Article 148.8.3, an acquisition will become a Permitted Acquisition upon completion of the making and implementation of a Mandatory Offer in accordance with, and compliance with the provisions of Article 148.8.3 if:

148.8.1	the Board consents in advance to the acquisition or the acquisition is pursuant to an offer made by or on behalf of the acquirer that is recommended by the Board; or

148.8.2	the acquisition is made as a result of a voluntary offer made and implemented (save to the extent that the Board determines otherwise):

(a)	for all of the issued Shares (except not necessarily for those already held by the acquirer);

(b)	in cash (or accompanied by a full cash alternative), and

(c)	otherwise in accordance with the provisions of the Takeover Code (as if the Takeover Code applied to the Company); or

148.8.3	the acquisition is made pursuant to a single transaction which causes a breach of a Limit (otherwise than as a result of an offer) and provided that:

(a)	no further acquisitions are made by the acquirer (or any person determined by the Board to be acting in concert with the acquirer) other than (i) pursuant to a Mandatory Offer made in accordance with Article 148.8.3(b); or (ii) Permitted Acquisitions under Articles 148.8.1, 148.8.4 or 148.8.5, provided that no such further acquisition (other than pursuant to a Mandatory Offer made in accordance with Article 148.8.3(b) shall be or become, in any event, a Permitted Acquisition under this Article 148.8.3; and

(b)	the acquirer makes, within seven days of such breach, and does not subsequently withdraw, an offer which, except to the extent the Board determines otherwise, is made and implemented in accordance with Rule 9 and the other relevant provisions of the Takeover Code (as if so applied to the Company) (a “Mandatory Offer”), and, for the avoidance of doubt, acquisitions pursuant to a Mandatory Offer shall (subject to compliance with the other provisions of this Article 148.8.3) also be Permitted Acquisitions; or

148.8.4	the acquisition was approved previously by an ordinary resolution passed by a general meeting if no votes are cast in favour of the resolution by or, in the case of shares held by a Depositary for the person in question, at the direction of:

(a)	the person proposing to make the acquisition and any persons determined by the Board to be acting in concert with the person; or

(b)	the persons (if any) from whom the acquirer (together with persons determined by the Board to be acting in concert with the acquirer) has agreed to acquire Shares or interests in Shares or has otherwise obtained an irrevocable commitment in relation to the acquisition of Shares by the acquirer or any persons determined by the Board to be acting in concert with the acquirer; or

148.8.5	there is an increase in the percentage of the voting rights attributable to an interest in Shares held by a person determined by the Board to be acting in concert with the acquirer and such an increase would constitute a breach of any Limit where such increase results from the Company redeeming or purchasing its own Shares or interests in Shares.

148.9	Unless the Board determines otherwise, in the case of a Permitted Acquisition, pursuant to Article 148.8.1, 148.8.2 or 148.8.3 above, an offer must also be made in accordance with Rules 14, if applicable, and Rule 15 of the Takeover Code (as if Rules 14 and 15 applied to the Company).

148.10	Unless: (a) the acquisition is a Permitted Acquisition, or (b) the Board determines otherwise, an acquisition of an interest in Shares is a “Prohibited Acquisition”) is Rules 4 (Restrictions on dealings), 5 (Timing, restrictions on acquisitions), 6 (Acquisitions resulting in an obligation to offer a minimum level of consideration), 8.1 (Disclosure by an Offeror), 8.4 (Disclosure by Concert Parties) or 11 (Nature of consideration to be offered) of the Takeover Code would in whole or part apply if the Company were subject to the Takeover Code and the acquisition of such interest in shares were made (or, if not yet made, would, if and when made, be) in circumstances involving a breach of, or a failure to comply with, Rules 4, 5, 6, 8.1, 8.4 or 11 of the Takeover Code.

148.11	The Board has full authority to determine the application of this Article 148 including as to the deemed application of relevant parts of the Takeover Code (as if it applied to the Company). Such authority shall include all discretion vested in the Takeover Panel (as if the Takeover Code applied to the Company). Any resolution or determination of, or decision or exercise of any discretion or power by, the Board acting in good faith and on such grounds as the Board shall consider reasonable shall be conclusive and binding on all persons concerned and shall not be open to challenge, whether as to its validity or otherwise on any ground whatsoever and, in the absence of fraud, the Board shall not owe any duty of care to or have any liability to any person in respect of any cost, loss or expense as a result of any such resolution, determination, decision or exercise of any discretion or power. The Board shall not be required to provide any reasons for any decision, determination, resolution or declaration taken or made in accordance with this Article 148.

148.12	At all times when the Company is in an offer period pursuant to Article 148.8.3, each member (other than a Depositary) shall comply with the disclosure obligations set out in Rule 8 of the Takeover Code as if Rule 8 applied to the Company, provided that members shall make any required disclosures to the Board on a private basis.

148.13	Other than with respect to any Relevant Shares held by a Depositary, any one or more of the Directors may act as agent of any member and/or Breaching Person in relation to the execution of documents and other actions to be taken in respect of Relevant Shares as determined by the Board under this Article 148 (including to enforce the sanctions referred to in Article 148.4).

148.14	Where used in this Article, the phrases “offer” and “voting rights” shall have the meanings ascribed to them in the Takeover Code. This Article 148 only applies while the Takeover Code does not apply to the Company.

148.15	This Article 148 only applies whilst the Takeover Code does not apply to the Company.